UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NORWEGIAN CRUISE LINE HOLDINGS LTD.

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NORWEGIAN CRUISE LINE HOLDINGS LTD.

7665 Corporate Center Drive

Miami, Florida 33126

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2014

To our Shareholders:

Notice is hereby given that the annual general meeting of the shareholders of Norwegian Cruise Line Holdings Ltd. (the “Company”) constituting the annual general meetings of the Company for 2013 and 2014 will be held at 8:00 a.m. (Miami time) on Thursday, April 24, 2014 at the Sheraton Miami Airport, 3900 NW 21st Street, Miami, Florida, 33142, (the “Annual General Meeting”) for the following purposes:

1.	To elect the following director nominees to serve as Class I directors on our board of directors (the “Board”) for the terms described in the attached proxy statement (“Proxy Statement”):

1a.	Tan Sri Lim Kok Thay;

1b.	David M. Abrams; and

1c.	John Chidsey;

2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“Say-On-Pay Vote”);

3.	To approve, on a non-binding, advisory basis, the frequency of future Say-On-Pay Votes;

4.	To approve the Norwegian Cruise Line Holdings Ltd. Employee Stock Purchase Plan;

5.	To ratify (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year ending December 31, 2014 and (ii) the determination of PwC’s remuneration by the Audit Committee of the Board;

6.	To receive the audited financial statements (together with the auditor’s report) of the Company for the years ended December 31, 2012 and December 31, 2013 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s bye-laws; and

7.	To consider such other business as may properly come before the Annual General Meeting and any postponement or adjournment thereof.

The Board has fixed the close of business on February 24, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. All proxies must be received by the Company by or before 11:59 p.m., Eastern Daylight Time, on the day immediately prior to the Annual General Meeting or any postponement or adjournment thereof.

All shareholders are cordially invited to attend the meeting in person. We direct your attention to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, please authorize how your shares are voted at the Annual General Meeting by submitting your proxy or voting instructions in one of the following three ways: (1) complete, sign, date, and return the accompanying proxy card or voting instruction form in the enclosed, postage-prepaid envelope; (2) call the toll-free number listed on the accompanying proxy card or voting instruction form; or (3) access the Internet as indicated on the accompanying proxy card or voting instruction form. If you attend the meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally.

By Order of the Board of Directors,

Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary

March 20, 2014

i

ii

NORWEGIAN CRUISE LINE HOLDINGS LTD.

7665 Corporate Center Drive

Miami, Florida 33126

PROXY STATEMENT

FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2014

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by our board of directors (“Board”) to be used at the annual general meeting constituting the annual general meetings of the Company for 2013 and 2014 to be held at the Sheraton Miami Airport, 3900 NW 21st Street, Miami, Florida, 33142, on Thursday, April 24, 2014 at 8:00 a.m. (Miami time), and any adjournments or postponements thereof (the “Annual General Meeting”). References in this Proxy Statement to “we,” “us,” “our,” “Company” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd.

This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about March 20, 2014.

We are enclosing a copy of our 2013 Annual Report to Shareholders (“2013 Annual Report”), which includes our 2013 financial statements. Our 2013 Annual Report is not, however, part of the proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be Held on April 24, 2014: This Proxy Statement and our 2013 Annual Report are available on our website at www.investor.ncl.com. The information that appears on our website is not part of, and is not incorporated by reference into, this Proxy Statement.

GENERAL INFORMATION

Who May Vote

Each ordinary share of the Company, par value $.001 per share (the “ordinary shares”), outstanding as of the close of business on February 24, 2014 (the “record date”) is entitled to one vote at the Annual General Meeting. At the close of business on February 24, 2014, 205,167,499 of our ordinary shares were outstanding and entitled to vote. The ordinary shares are our only outstanding class of equity securities that are entitled to vote at the Annual General Meeting. Our bye-laws provide that no one person or group of related persons, other than our Sponsors, may own, or be deemed to own more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board (the “4.9% limit”). While outstanding, shares held in excess of the 4.9% limit will be transferred to a trust. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. See “Item 1—Business—Taxation—Exemption of Operating Income from U.S. Federal Income Taxation” in our 2013 Annual Report for further information.

You may vote all of the ordinary shares owned by you as of the close of business on the record date. These ordinary shares include ordinary shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a broker, bank, or other nominee. There are some distinctions between ordinary shares held of record and ordinary shares owned beneficially as described herein.

Ordinary shares held of record

If your ordinary shares are registered directly in your name with the Company or our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those ordinary shares, and the proxy materials were sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual General Meeting. We have enclosed a proxy card for you to use. You may vote via the Internet, telephone, by mail, or in person at the meeting, as described below under the heading “How to Vote.”

Ordinary shares owned beneficially

If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of ordinary shares held in “street name,” and the proxy materials and a voting instruction form were forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual General Meeting.

Requirements to Attend the Annual General Meeting

You are invited to attend the Annual General Meeting if you are a shareholder of record or a beneficial owner as of February 24, 2014, or you hold a valid legal proxy for the Annual General Meeting. If you are a shareholder of record, you must bring proof of identification such as a valid driver’s license for admission to the Annual General Meeting. If you hold your ordinary shares through a broker, bank or other nominee, you will need to provide proof of beneficial ownership by bringing either a copy of the voting instruction form provided to you by your broker, bank or other nominee, a copy of your brokerage statement showing your ordinary share ownership as of February 24, 2014, or other similar evidence of ownership as of the record date, as well as proof of identification such as a valid driver’s license.

How to Vote

Voting in Person

Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual General Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual General Meeting

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your ordinary shares without attending the Annual General Meeting. You may vote by granting a proxy or, for ordinary shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may also submit a proxy or voting instructions by telephone or using the Internet as outlined on your proxy card or voting instruction form. Please see your proxy card or the information your bank, broker, or other nominee provided to you for more information on these options. Votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card or voting instruction form.

How Your Shares Will Be Voted

Our Board has appointed Wendy A. Beck and Howard Flanders to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not specify your voting choice on one or more of the items listed in the accompanying Notice of Annual General Meeting of Shareholders, your shares will be voted as follows:

•	FOR the election of each of the three nominees for Class I director named below (Items 1a to 1c of Proposal No. 1);

•	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal No. 2);

•	ONE YEAR with respect to the frequency of future advisory votes on executive compensation (Proposal No. 3);

•	FOR the approval of the Norwegian Cruise Line Holdings Ltd. Employee Stock Purchase Plan (the “ESPP”) (Proposal No. 4); and

•	FOR ratification of (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm and (ii) the determination of PwC’s remuneration by the Audit Committee of the Board (Proposal No. 5).

If you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your ordinary shares in its discretion on routine matters. However, a broker cannot vote ordinary shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered certified public accounting firm for the year ending December 31, 2014 and the Audit Committee’s determination of PwC’s remuneration (Proposal No. 5) is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the Annual General Meeting is considered non-routine. Accordingly, if you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your ordinary shares on Proposal No. 5, but will not be permitted to vote your ordinary shares on any of the other items at the Annual General Meeting. If your broker exercises this discretion, your ordinary shares will be counted as present for the purpose of determining the presence of a quorum at the Annual General Meeting and will be voted on Proposal No. 5 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual General Meeting. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.

Matters to be Presented

We are not aware of any matters to be presented for a vote at the Annual General Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your ordinary shares in accordance with their judgment.

Quorum

A quorum refers to the number of persons that must be in attendance at an annual general meeting of shareholders and the percentage of the total issued voting shares that must be represented at such meeting in order to lawfully conduct business. The presence of two or more persons, present in person or by proxy, holding in excess of 50% of the total issued ordinary shares entitled to vote will form a quorum for the transaction of business at the Annual General Meeting. If you properly submit proxy or voting instructions by mail or via the Internet or telephone, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals. If the persons present or represented by proxy at the Annual General Meeting constitute the holders of less than a majority of the outstanding ordinary shares entitled to vote as of the record date, the chairman of the Annual General Meeting may adjourn the meeting to a subsequent date for the purpose of obtaining a quorum.

Vote Necessary to Approve Proposals

The follow summary describes the vote required to approve each of the proposals at the Annual General Meeting.

Election of Class I Directors (Proposal No. 1). Our bye-laws provide that once a quorum has been established, each director nominee receiving an affirmative majority of the votes cast with respect to his election will be elected as a Class I director. The majority voting standard does not apply, however, where the number of persons validly proposed for election as a director is greater than the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of votes, up to the total number of directors to be elected at the meeting, will be elected.

At the Annual General Meeting, the number of director nominees validly proposed for election as a Class I director equals the number of directors to be elected. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual General Meeting by an affirmative majority of the votes cast. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.

All Other Proposals (Proposals No. 2, 3, 4 and 5). Once a quorum has been established, our bye-laws require that each of the other proposals to be submitted for a vote of shareholders at the Annual General Meeting requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. Notwithstanding this vote standard required by our bye-laws, Proposal No. 2 (advisory approval of the compensation of our named executive officers), Proposal No. 3 (advisory approval of the frequency of future advisory votes on executive compensation) and Proposal No. 5 (ratification of the appointment of PwC as our independent registered certified accounting firm and the Audit Committee’s determination of PwC’s remuneration) are advisory in nature and therefore not binding on the Company. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by shareholders.

Although abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, they will not be counted in determining the outcome of any proposal.

Prior to the Annual General Meeting, we will select two or more inspectors of election for the meeting. Such inspectors will determine the number of ordinary shares represented at the Annual General Meeting, the existence of a quorum and the validity and effect of proxies. They will also receive and tabulate ballots and votes and determine the results thereof.

Revoking a Proxy

If you are a shareholder of record, you may revoke your proxy at any time before the Annual General Meeting by delivering a written notice of revocation to our Assistant Secretary at 7665 Corporate Center Drive Miami, Florida, 33126 prior to the Annual General Meeting, by submitting a later-dated proxy via the Internet, by telephone or by mail by the deadline specified on the accompanying proxy card (only your latest proxy submitted prior to the Annual General Meeting will be counted), or by attending the Annual General Meeting and voting in person. If your shares are held in street name through a bank, broker or other nominee, you may change any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline specified on the accompanying voting instruction form or by attending the Annual General Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual General Meeting. Attendance at the Annual General Meeting will not by itself constitute a revocation of any proxy or voting instructions.

Presentation Of Financial Statements

In accordance with the Bermuda Companies Act 1981, as amended, and bye-law 78 of the Company, the Company’s audited financial statements for the years ended December 31, 2012 and December 31, 2013 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

Our Sponsors

Unless otherwise indicated or the context otherwise requires, references in this Proxy Statement to (i) “Apollo” refers to Apollo Global Management, LLC and its subsidiaries and the “Apollo Funds” refers to one or more of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AAA Guarantor—Co-Invest VI (B), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P. and Apollo Overseas Partners (Germany) VI, L.P., (ii) “TPG Global” refers to TPG Global, LLC, “TPG” refers to TPG Global and its affiliates and the “TPG Viking Funds” refers to one or more of TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking

AIV II, L.P., and TPG Viking AIV III, L.P. and/or certain other affiliated investment funds, each an affiliate of TPG, (iii) “Genting HK” refers to Genting Hong Kong Limited and/or its affiliates (formerly Star Cruises Limited and/or its affiliates; Genting HK owns NCLH’s ordinary shares indirectly through Star NCLC Holdings Ltd. (“Star NCLC”), its wholly owned subsidiary), (iv) “Sponsor(s)” refers to Genting HK, the Apollo Funds and/or the TPG Viking Funds, (v) the “Shareholders’ Agreement” refers to the amended and restated shareholders’ agreement, dated as of January 24, 2013, among NCLH, Star NCLC, Genting HK, the Apollo Funds and the TPG Viking Funds and (vi) “NCLC” refers to our subsidiary, NCL Corporation Ltd.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, director independence, Board committees, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted in the corporate governance section of our website at www.investor.ncl.com.

Board of Directors and Committees

Our Board currently consists of eleven members. Our Company is governed by the Board and various committees of the Board that meet throughout the year. The standing committees of our Board include: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The functions of each of these committees are described below. Each committee has adopted a charter and a copy of each committee charter is posted in the corporate governance section on our website at www.investor.ncl.com. In addition to these committees, the Board may, from time to time, authorize additional Board committees to assist the Board in its responsibilities.

Our Chief Executive Officer and our Assistant Secretary regularly attend meetings of our Board committees when they are not in executive session and report on matters that are not addressed by other officers. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

Board of Directors

During 2013, there were five meetings of the Board, eight meetings of the Audit Committee and eight meetings of the Compensation Committee. Each of our directors attended at least 75% of the aggregate of all meetings of the Board and of any committees on which he served during 2013, other than Messrs. Rowan and Chidsey. Mr. Chidsey joined our Board in April 2013 and was unable to attend two of three Board meetings held after his appointment due to scheduling conflicts that existed prior to his appointment to the Board. Pursuant to our Corporate Governance Guidelines, in addition to regularly scheduled Board meetings, during 2013 our independent directors held four regularly scheduled executive sessions without the presence of Company management.

We do not have a formal policy regarding Board member attendance at the annual general shareholders meeting. The Annual General Meeting will be our first annual general meeting of shareholders following our initial public offering (the “IPO”).

Audit Committee

Our Audit Committee consists of Walter L. Revell, F. Robert Salerno and John Chidsey. Our Board has determined that both Walter L. Revell and John Chidsey qualify as audit committee financial experts as defined in Item 407(d)(5) of Regulation S-K. Mr. Revell’s and Mr. Chidsey’s biographies are each set forth below. Each of Walter L. Revell, F. Robert Salerno and John Chidsey are independent as independence is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the applicable rules of the NASDAQ Stock Market LLC (“NASDAQ”).

The principal duties and responsibilities of our Audit Committee are as follows:

•	to oversee and monitor the integrity of our financial statements;

•	to monitor our financial reporting process and internal control system;

•	to appoint our independent registered certified public accounting firm from time to time, determine their compensation and other terms of engagement and oversee their work;

•	to oversee the performance of our internal audit function; and

•	to oversee our compliance with legal, ethical and regulatory matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Our Board has adopted a written charter under which the Audit Committee operates. A copy of the charter is available on our website: www.investor.ncl.com under “Corporate Governance.”

Compensation Committee

Our Compensation Committee consists of Steve Martinez, Marc J. Rowan and Tan Sri Lim Kok Thay. Mr. Rowan will not be standing for election at the Annual General Meeting. If elected at the Annual General Meeting, David M. Abrams will replace Mr. Rowan on the Compensation Committee.

The principal duties and responsibilities of our Compensation Committee are as follows:

•	to provide oversight and make recommendations to our Board on the development and implementation of the compensation policies, strategies, plans and programs for our key employees, executive officers and outside directors and disclosure relating to these matters and to establish and administer incentive compensation, benefit and related plans;

•	to review and make recommendations to our Board regarding corporate goals and objectives, performance and the compensation of our Chief Executive Officer, Chief Financial Officer and the other executive officers of us and our subsidiaries; and

•	to provide oversight and make recommendations to our Board concerning selection of officers, regarding performance of individual executives and related matters.

The Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis included in this Proxy Statement and for preparing the Compensation Committee Report included in this Proxy Statement.

We avail ourselves of the “controlled company” exemption under the NASDAQ rules, which exempts us from the requirement that we have a compensation committee composed entirely of independent directors. Messrs. Martinez, Rowan and Lim Kok Thay are not independent directors. If elected, Mr. Abrams will not be an independent director.

Our Board has adopted a written charter under which the Compensation Committee operates. A copy of the charter is available on our website: www.investor.ncl.com under “Corporate Governance.”

The Compensation Committee is responsible for reviewing compensation for the Company’s executive officers and recommending the compensation for approval by the Board. However, the Compensation Committee takes into account recommendations of the Company’s Chief Executive Officer in reviewing and recommending the compensation (including share awards) of executive officers other than the Chief Executive Officer. In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of the Compensation Committee. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of David Chua Ming Huat, Steve Martinez and Adam M. Aron.

The principal duties and responsibilities of our Nominating and Governance Committee are as follows:

•	to establish criteria for the Board and committee membership and recommend to our Board proposed nominees for election to our Board and for membership on committees of our Board;

•	to make recommendations regarding proposals submitted by our shareholders; and

•	to make recommendations to our Board regarding our Board’s governance matters and practices.

We avail ourselves of the “controlled company” exemption under the NASDAQ rules, which exempts us from the requirement that we have a nominating and governance committee composed entirely of independent directors. Messrs. Chua Ming Haut, Martinez and Aron are not independent directors.

Our Board has adopted a written charter under which the Nominating and Governance Committee operates. A copy of the charter is available on our website: www.investor.ncl.com under “Corporate Governance.”

The Nomination Process

At an appropriate time prior to each annual general meeting of shareholders at which directors are to be elected, the Nominating and Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In addition, the Nominating and Governance Committee recommends candidates to serve on the Board at other times during the year, as needed. For example, in order to comply with NASDAQ and Securities and Exchange Commission (the “SEC”) rules, the Company was required, within 90 days and one year, respectively, of the effectiveness of the registration statement for NCLH’s IPO, to add a second and a third independent director to its board to serve on the Audit Committee. Consequently, the Nominating and Governance Committee recommended that Messrs. Chidsey and Salerno be added to the Board.

As set forth in NCLH’s Corporate Governance Guidelines, the Nominating and Governance Committee seeks to elect directors who: (i) understand elements relevant to the success of a publicly traded company and (ii) understand the Company’s business and have a strong educational and professional background. In selecting director nominees for membership on the Board, the Nominating and Governance Committee may also consider the individual’s independence, character, ability to exercise sound judgment and demonstrated leadership skills. While the Board does not have a formal policy for the consideration of diversity in identifying nominees for directors, the Nominating and Governance Committee evaluates the composition of the Board to ensure that the Board encompasses a broad range of skills, expertise, industry knowledge and diversity of background and experience.

The Nominating and Governance Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria. In addition, the Sponsors have certain rights to nominate directors and the Nominating and Governance Committee must follow those requirements as long as the Company is subject to those requirements. See “Proposal 1: Election of Directors” below.

Director candidates recommended by shareholders will be considered in the same manner as recommendations received from other sources. If a shareholder desires to recommend a director candidate for consideration by the Nominating and Governance Committee, recommendations should be sent in writing to the Assistant Secretary, Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive Miami, Florida, 33126,

together with appropriate biographical information concerning each proposed director candidate. The Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Shareholders who are recommending candidates for consideration by the Board in connection with the next annual general meeting of shareholders should submit their written recommendation no later than January  1 of the year of that meeting.

Board Leadership Structure

The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. The leadership structure of the Company consists of Mr. Sheehan who serves as Chief Executive Officer, Tan Sri Lim Kok Thay who serves as Chairman of the Board and Mr. Revell who serves as Chairman of the Audit Committee. The Board periodically reviews the leadership structure and may make changes in the future.

Board Role in Risk Oversight

One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business. The Board is involved in risk oversight through its approval authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of the Board. Management is responsible for identifying the material risks facing NCLH, implementing appropriate risk management strategies and ensuring the information with respect to material risks is shared with the Board or the appropriate committee of the Board. In connection with this responsibility, members of management provide regular reports to the Board regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to NCLH relating to such matters.

Our Board uses its committees to assist in their risk oversight function as follows:

•	Our Audit Committee is responsible for oversight of our financial controls and compliance activities. The Audit Committee also oversees management’s process of identifying areas of major risk exposure facing NCLH and the steps management has taken to monitor and control those risk exposures.

•	Our Compensation Committee is responsible for oversight of risk associated with our compensation plan.

•	Our Nominating and Governance Committee is responsible for oversight of risk associated with Board processes and corporate governance.

As needed at regular meetings of our Board, the committee members report to the full Board regarding matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our Chief Executive Officer and Chief Financial Officer regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

The Board believes that the structure and assigned responsibilities described above provide the appropriate focus, oversight and communication of key risks faced by our Company. The Board also believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on the Board’s leadership structure described under “—Board Leadership Structure” above.

Director Independence

The Board consists of eleven directors. The Board has affirmatively determined that three of our directors, Messrs. Revell, Chidsey and Salerno, are independent under the applicable rules of NASDAQ and rules and regulations of the SEC. In considering the independence of each director, the Board reviews information provided by each director and considers whether any director has a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director.

Due to the fact that our Sponsors own over 50% of our issued and outstanding ordinary shares, we avail ourselves of the “controlled company” exception under the NASDAQ rules, which eliminates the requirement that we have a majority of independent directors on our Board and that we have compensation and nominating and governance committees composed entirely of independent directors. However, we are required to have a fully-independent audit committee, which we currently do.

If at any time we cease to be a “controlled company” under the NASDAQ rules, our Board will take all action necessary to comply with such NASDAQ rules, including appointing a majority of independent directors to the Board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period, and in each case subject to the terms of the Shareholders’ Agreement.

Family Relationships

There are no family relationships between or among any of our executive officers and directors or director nominees.

Code of Ethics

We have adopted a Code of Ethical Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, and our directors. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Ethical Business Conduct is posted on our website: www.investor.ncl.com under “Corporate Governance.” We intend to disclose waivers from, and amendments to, our Code of Business Conduct and Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officers or controller and persons performing similar functions, by posting such information on our website www.investor.ncl.com to the extent required by applicable rules of the NASDAQ and rules and regulations of the SEC.

Contacting Members of the Board of Directors

Shareholders may send written communications to the Board or to specified individuals on the Board, c/o Norwegian Cruise Line Holdings Ltd.’s Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126. All mail received will be opened and communications from verified shareholders that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board or any specified individual director, as applicable. If the correspondence is addressed to the Board, the Chairman will distribute it to the other Board members if he determines it is appropriate for the full Board to review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of the equity securities of NCLH as of March 10, 2014 by:

•	each person that is known by NCLH to be a beneficial owner of more than 5% of NCLH’s outstanding equity securities;

•	each of our Named Executive Officers;

•	each of our directors and director nominees; and

•	all directors and executive officers as a group.

Pursuant to the Shareholders’ Agreement, Genting HK, subject to certain consent rights, granted to the Apollo Funds the right to vote our ordinary shares held by affiliates of Genting HK, and the TPG Viking Funds granted the Apollo Funds the right to vote our ordinary shares that are held by the TPG Viking Funds in connection with certain transactions that require the vote of our shareholders. We refer you to “Certain Relationships and Related Party Transactions” for more details on our relationship with our Sponsors and the Shareholders’ Agreement.

There were 205,167,499 ordinary shares issued and outstanding as of March 10, 2014.

The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities (including as further described in the footnotes to the following table). Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below and except as provided in the Shareholders’ Agreement described below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ordinary shares. Unless indicated otherwise, the address of each individual listed in the table is c/o Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126.

Management NCL Corporation Units (as defined below) beneficially owned by our executive officers are also reported in the following table on a basis consistent with how beneficial ownership of NCLH’s ordinary shares is reported under the SEC rules. For further discussion on our Management NCL Corporation Units see “Compensation Discussion and Analysis,” “Certain Relationships and Related Party Transactions—Tax Agreement and Exchange Agreement” and “Item 1—Business—“Corporate Reorganization” in our 2013 Annual Report.

	Ordinary Shares Beneficially Owned
Name and Address(1)	Number	Percent(2)		Percent of Ordinary Shares Beneficially Owned(3)
Star NCLC(4)	56,819,334	27.7%	Number of Management NCL Corporation Units Beneficially Owned
Apollo Funds(5)	40,739,500	19.9%
TPG Viking Funds(6)	16,079,834	7.8%
Tan Sri Lim Kok Thay(4)(7)	—	—
David Chua Ming Huat(4)(7)	—	—
Marc J. Rowan(8)	—	—
Steve Martinez(8)	—	—
Adam M. Aron	—	—
Kevin Crowe(8)	—	—
Robert Seminara(8)	—	—
David M. Abrams(8)	—	—
Karl Peterson(9)	—	—
John Chidsey	6,683	*
Walter L. Revell	10,527	*
F. Robert Salerno	5,473	*
Kevin M. Sheehan(10)	576,572	*	816,488	*
Wendy A. Beck(11)	113,837	*	165,409	*
Andrew Stuart(12)	165,414	*	295,126	*
Maria Miller(13)	53,760	*	110,541	*
Robert Becker(14)	66,166	*	109,088	*
All directors and executive officers as a group (17 persons)(15)	1,030,873	*	1,543,998	*

*	Indicates less than one percent.
(1)	This table is based on information supplied to us by our executive officers, directors and principal shareholders or included in Schedules 13D and 13G filed with the SEC.
(2)	The percentage of NCLH’s ordinary shares reported as beneficially owned by each holder of ordinary shares assumes that none of the Management NCL Corporation Units reported as beneficially owned are exchanged for NCLH’s ordinary shares.
(3)	The percentage of NCLH’s ordinary shares reported as beneficially owned by each holder of Management NCL Corporation Units assumes that the holder’s Management NCL Corporation Units reported above are exchanged for NCLH’s ordinary shares and that no other Management NCL Corporation Units are exchanged for NCLH’s ordinary shares.
(4)	Star NCLC, a Bermuda company, is a wholly owned subsidiary of Genting HK. Genting HK owns NCLH’s ordinary shares indirectly through Star NCLC. The address of each of Genting HK and Star NCLC is c/o Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR. As of March 10, 2014, the principal shareholders of Genting HK are:

Percentage Ownership in Genting HK
Golden Hope Limited (“GHL”)(a)	46.05%
Genting Malaysia Berhad (“GENM”)(b)	17.81%

(a)	GHL is a company incorporated in the Isle of Man acting as trustee of the Golden Hope Unit Trust, a private unit trust which is held directly and indirectly by First Names Trust Company (Isle of Man) Limited (formerly known as IFG International Trust Company Limited), as trustee of a discretionary trust, the beneficiaries of which are Tan Sri Lim Kok Thay and certain members of his family (the “Lim Family”).
(b)	GENM is a Malaysian company listed on the Main Market of Bursa Malaysia Securities Berhad in which Parkview Management Sdn Bhd as trustee of a discretionary trust, the beneficiaries of which are the Lim Family, has a substantial indirect beneficial interest.

As a result, an aggregate of 63.86% of Genting HK’s outstanding shares is owned by GENM and GHL as trustee of the Golden Hope Unit Trust, directly or indirectly, as of March 10, 2014.

(5)	The Apollo Funds (AAA Guarantor—Co-Invest VI (B), L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P. and Apollo Overseas Partners (Germany) VI, L.P.) hold of record an aggregate of 40,739,500 ordinary shares of NCLH. Under the terms of the Shareholders’ Agreement, the Apollo Funds also have the right to vote the ordinary shares of NCLH held by affiliates of Genting HK (including Star NCLC), and the ordinary shares of NCLH held by the TPG Viking Funds, in connection with certain transactions that require the vote of our shareholders (or those of NCLH, as applicable), and to consent to certain transfers of such shares. The Apollo Funds also have the right under the Shareholders’ Agreement to, under certain circumstances, require each of Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P. to sell the ordinary shares of NCLH held by such entity to a third party purchaser. See “Certain Relationships and Related Party Transactions—The Shareholders’ Agreement.” The Apollo affiliate that serves as the general partner or managing general partner of each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI. L.P., Apollo Overseas Partners VI, L.P. and Apollo Overseas Partners (Germany) VI. L.P. is an affiliate of Apollo Principal Holdings I, L.P. Apollo Principal Holdings I GP, LLC is the general partner of Apollo Principal Holdings I, L.P. The Apollo affiliate that serves as the general partner of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P. and AIF VI NCL (AIV IV), L.P. is an affiliate of Apollo Principal Holdings III, L.P. Apollo Principal Holdings III GP, Ltd. is the general partner of Apollo Principal Holdings III, L.P. An affiliate of Apollo Management Holdings, L.P. provides management services to AAA Guarantor—Co-Invest VI (B), L.P. and to the Apollo affiliate that serves as the general partner of AAA Guarantor—Co-Invest VI (B), L.P. The manager of each of the other Apollo Funds is also an affiliate of Apollo Management Holdings, L.P. Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P. Leon Black, Joshua Harris and Marc Rowan are the managers of Apollo Principal Holdings I GP, LLC, the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and the directors of Apollo Principal Holdings III GP, Ltd. and as such may be deemed to have voting and dispositive control over our ordinary shares that are held by the Apollo Funds. The address for each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Principal Holdings I, L.P. and Apollo Principal Holdings I GP, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address for each of Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Principal Holdings III, L.P. and Apollo Principal Holdings III GP, Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The address for AAA Guarantor—Co-Invest VI (B), L.P. is c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960. The address for Apollo Management Holdings, L.P. and Apollo Management Holdings GP, LLC, and for Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.
(6)

TPG Viking, L.P., a Delaware limited partnership (“Viking L.P.”), TPG Viking AIV I, L.P., a Cayman Islands exempted limited partnership (“Viking AIV I”), TPG Viking AIV II, L.P., a Cayman Islands exempted limited partnership (“Viking AIV II”), and TPG Viking AIV III, L.P., a Delaware limited partnership (“Viking AIV III”), hold an aggregate of 16,079,834 ordinary shares of NCLH. The general partner of Viking L.P. is TPG GenPar V, L.P., a Delaware limited partnership, whose general partner is TPG GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership (“Group Holdings”), whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”). The general partner of each of Viking AIV I, Viking AIV II and Viking AIV III is TPG Viking AIV GenPar, L.P., a Cayman Islands exempted limited partnership, whose general partner is TPG Viking AIV GenPar Advisors, Inc., a Cayman Islands exempted company, whose sole shareholder is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands exempted company, whose sole shareholder is Group Holdings. David Bonderman and James G. Coulter are officers and sole shareholders of Group Advisors and may therefore be deemed to be the beneficial owners of the ordinary shares held by Viking L.P., Viking AIV I, Viking AIV II and Viking AIV III (the “TPG Shares”). Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of the TPG Viking Funds, Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(7)	Although each of Tan Sri Lim Kok Thay and David Chua Ming Huat may be deemed a beneficial owner of shares of NCLH beneficially owned by Genting HK due to his status as a director or officer (and, in the case of Tan Sri Lim Kok Thay, his status as a shareholder) of Genting HK, each such person disclaims beneficial ownership of any such shares, except in the case of Tan Sri Lim Kok Thay, to the extent of any indirect pecuniary interests therein. The address of Tan Sri Lim Kok Thay and David Chua Ming Huat is c/o Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR.
(8)	Each of Messrs. Rowan, Martinez, Crowe, Seminara and Abrams is affiliated with Apollo as a senior managing director, senior partner, managing partner or principal of Apollo Management, L.P. or another affiliate of Apollo. Each such person disclaims beneficial ownership of any of our ordinary shares or of the ordinary shares of NCLH that are beneficially owned by any of the Apollo Funds or Apollo’s other affiliates. The address of Messrs. Rowan, Martinez and Crowe is c/o Apollo Management, L.P., 9 West 57th Street, 43rd floor, New York, New York 10019. The address of Messrs. Seminara and Abrams is c/o Apollo Management International LLP, 25 St. George Street, London W1S 1FS.
(9)	Mr. Peterson is one of our directors and also a TPG Partner. Mr. Peterson does not have voting or investment power over, and disclaims beneficial ownership in, the TPG Shares. The address of Mr. Peterson is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(10)	Reflects vested options and Management NCL Corporation Units, and options and Management NCL Corporation Units scheduled to vest within 60 days. Does not include an additional 902,577 Management NCL Corporation Units and 984,828 options held by Kevin M. Sheehan that are currently unvested and not scheduled to vest within 60 days. Each holder of Management NCL Corporation Units has the right (subject to certain restrictions and potential adjustments) to exchange each Management NCL Corporation Unit for, at the election of NCLC, either (i) one of NCLH’s ordinary shares or (ii) cash equal to the fair market value of one of NCLH’s ordinary shares. Includes 124,714 Management NCL Corporation Units and 60,652 options held by Mr. Sheehan’s family trust.
(11)	Reflects our ordinary shares, vested options and Management NCL Corporation Units, and options and Management NCL Corporation Units scheduled to vest within 60 days. Does not include an additional 135,335 Management NCL Corporation Units and 142,158 options held by Wendy A. Beck that are currently unvested and not scheduled to vest within 60 days. Each holder of Management NCL Corporation Units has the right (subject to certain restrictions and potential adjustments) to exchange each Management NCL Corporation Unit for, at the election of NCLC, either (i) one of NCLH’s ordinary shares or (ii) cash equal to the fair market value of one of NCLH’s ordinary shares. Includes 1,200 of our ordinary shares held by Ms. Beck’s children for which she serves as custodian.
(12)	Reflects vested options and Management NCL Corporation Units, and options and Management NCL Corporation Units scheduled to vest within 60 days. Does not include an additional 113,375 Management NCL Corporation Units and 105,137 options held by Andrew Stuart that are currently unvested and not scheduled to vest within 60 days. Each holder of Management NCL Corporation Units has the right (subject to certain restrictions and potential adjustments) to exchange each Management NCL Corporation Unit for, at the election of NCLC, either (i) one of NCLH’s ordinary shares or (ii) cash equal to the fair market value of one of NCLH’s ordinary shares.
(13)

Reflects vested options and Management NCL Corporation Units, and options and Management NCL Corporation Units scheduled to vest within 60 days. Does not include an additional 59,522 Management NCL Corporation Units and 53,947 options held by Maria Miller that are currently unvested and not scheduled to vest within 60 days. Each holder of Management NCL Corporation Units has the right (subject to certain restrictions and potential adjustments) to exchange each Management NCL Corporation Unit for, at the election of NCLC, either (i) one of NCLH’s ordinary shares or (ii) cash equal to the fair market value of one of NCLH’s ordinary shares.
(14)	Reflects vested options and Management NCL Corporation Units, and options and Management NCL Corporation Units scheduled to vest within 60 days. Does not include an additional 45,350 Management NCL Corporation Units and 47,055 options held by Robert Becker that are currently unvested and not scheduled to vest within 60 days. Each holder of Management NCL Corporation Units has the right (subject to certain restrictions and potential adjustments) to exchange each Management NCL Corporation Unit for, at the election of NCLC, either (i) one of NCLH’s ordinary shares or (ii) cash equal to the fair market value of one of NCLH’s ordinary shares.
(15)	Reflects our ordinary shares, vested options and Management NCL Corporation Units, and options and Management NCL Corporation Units scheduled to vest within 60 days. Does not include an additional 1,285,408 Management NCL Corporation Units and 1,382,113 options collectively held by our executive officers that are currently unvested and not scheduled to vest within 60 days. Each holder of Management NCL Corporation Units has the right (subject to certain restrictions and potential adjustments) to exchange each Management NCL Corporation Unit for, at the election of NCLC, either (i) one of NCLH’s ordinary shares or (ii) cash equal to the fair market value of one of NCLH’s ordinary shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during 2013 were timely filed, with the exception of a Form 4 filed by Mr. Sheehan to report the grant of a stock option on June 4, 2013.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

In accordance with our bye-laws, the number of directors comprising our Board will be as determined from time to time by resolution of our Board, provided that there shall be at least seven but no more than eleven directors. The composition of our Board and committees of our Board are subject to requirements in the Shareholders’ Agreement. Pursuant to the Shareholders’ Agreement, our Board currently consists of eleven directors, including six directors designated by the Apollo Funds, two directors designated by Genting HK and three independent directors (two designated by the Apollo Funds and one designated by Genting HK). Under our bye-laws, the Board is divided into three classes, each of whose members serve for staggered three-year terms. Information as to the directors currently comprising each class of directors and the current expiration date of the term of each class of directors is set forth in the following table:

Class	Directors Comprising Class	Current Term Expiration Date
Class I	Marc J. Rowan(1)	2014 Annual General Meeting
John Chidsey
Tan Sri Lim Kok Thay

Class II	Adam Aron	2015 Annual General Meeting
Kevin Crowe
F. Robert Salerno
Walter L. Revell

Class III	Steve Martinez	2016 Annual General Meeting
Karl Peterson
Robert Seminara
David Chua Ming Huat

(1)	Mr. Rowan will not be standing for election at the Annual General Meeting. If elected, Mr. Abrams will take Mr. Rowan’s seat on the Board and will be a Class I director.

Each director is to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. A director appointed by the Board to fill a vacancy (including a vacancy created by an increase in the size of our Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

Pursuant to our bye-laws and the Shareholders’ Agreement, so long as certain conditions are met, (i) the Apollo Funds have the right to nominate for election a majority of directors on our Board and Genting HK has the right to nominate the remainder of directors to our Board and (ii) the majority of independent directors required to be appointed to our Board will be nominated for election to our Board or appointed to the applicable committee by the Apollo Funds and the remainder of independent directors required to be appointed shall be nominated for election to our Board or appointed to the applicable committee by Genting HK. At any meeting of our Board, except as otherwise required by law, our bye-laws provide that a majority of the total number of directors then in office, including a majority of the directors designated by the Apollo Funds and at least one director designated by Genting HK, will constitute a quorum for all purposes. We refer you to “Certain Relationships and Related Party Transactions—The Shareholders’ Agreement” for more information regarding the governance arrangements for the Company among our Sponsors and the process for selection of directors by our Sponsors.

As discussed in greater detail under the heading “Director Independence,” our Board has determined that three of the eleven current members of our Board are independent directors within the meaning of the listing standards of NASDAQ and applicable rules and regulations of the SEC. We avail ourselves of the “controlled company” exception under the NASDAQ rules, which eliminates the requirement that we have a majority of independent directors on our Board and that we have compensation and nominating and governance committees composed entirely of independent directors.

At the Annual General Meeting, three directors will be elected to our Board as Class I directors. The Nominating and Governance Committee recommended, and our Board nominated, each of David M. Abrams, John Chidsey and Tan Sri Lim Kok Thay as nominees for election as Class I members of our Board at the Annual General Meeting. Pursuant to the Shareholders’ Agreement, David M. Abrams and John Chidsey were designated by the Apollo Funds as nominees for election at the Annual General Meeting and Tan Sri Lim Kok Thay was designated as a nominee for election at the Annual General Meeting by Genting HK. If elected, each of the nominees will serve until our 2017 annual general meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

If any of the nominees becomes unable or unwilling for good cause to serve if elected, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board, subject, in each case, to the requirements of our Shareholders’ Agreement. Each person nominated for election has consented to be named in this Proxy Statement and agreed to serve if elected.

Directors Standing for Election

Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that the Board believes each nominee brings to the Board.

David M. Abrams, age 47, is standing for election to the Board for the first time at the Annual General Meeting. Mr. Abrams co-founded EPF and has been EPF’s Managing Partner since he joined Apollo Management in 2007. From 1996 through 2007, Mr. Abrams was a Managing Director in the Leveraged Finance Group of Credit Suisse, based in London and New York. From 2004 through 2007, he founded and was the Head of the Specialty Finance Investment business which included investing in NPL portfolios and distressed assets. From 1996 through 2004, Mr. Abrams was a founding member and Co-Head of the top ranked Global Distressed Sales and Trading Group at Credit Suisse (and its predecessor Donaldson, Lufkin & Jenrette, Inc.). Mr. Abrams began his career in 1989 as an analyst in the Investment Banking Division of Bear, Stearns & Co. and then as an associate/vice president at the Argosy Group, a boutique corporate restructuring firm. Mr. Abrams graduated cum laude with a BS in Economics from the University of Pennsylvania’s Wharton School of Business. In light of our ownership structure and Mr. Abrams’s position with Apollo and his business experience, we believe that it would be appropriate for Mr. Abrams to serve as a director of the Company.

John W. Chidsey, age 51, became a director of the Company in April 2013. He is the executive chairman of the newly formed Red Book Connect, a company that helps the retail, restaurant and hospitality industries solve complex managerial challenges, increase operational efficiency and improve profitability through a comprehensive, cloud-based technology platform. Mr. Chidsey was previously the chairman and chief executive officer of Burger King Corporation. Prior to being named chief executive officer, he served as president and chief financial officer, and prior to that as president of the Americas and as president of North America. Prior to his appointment at Burger King Corporation in March 2004, Mr. Chidsey served as chairman and CEO for two corporate divisions at Cendant: the Vehicle Services Division, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division that included Jackson Hewitt. He joined Cendant in 1996 as Senior Vice President, Preferred Alliances. From 1992 to 1995, Mr. Chidsey served in various senior leadership positions with Pepsi, including as the director of finance of Pepsi-Cola Eastern Europe and the chief financial officer of PepsiCo World Trading Co.,

Inc. Mr. Chidsey holds a master’s of business administration degree in finance and accounting and a Juris Doctorate from Emory University, as well as a bachelor’s degree from Davidson College. He serves on the board of Instawares Holding Company in Atlanta, Georgia and on the board of HealthSouth in Birmingham, Alabama, as well as on the Board of Trustees for Davidson College in Davidson, North Carolina. Mr. Chidsey is a certified public accountant and a member of the Georgia Bar Association. In light of Mr. Chidsey’s business experience, we believe that it is appropriate for Mr. Chidsey to serve as a director of the Company.

Tan Sri Lim Kok Thay, age 62, became the Chairman of the Board of the Company on December 16, 2003. Since 2007, Tan Sri Lim has been Chairman and Chief Executive of Genting Berhad, a company listed on Bursa Malaysia Securities Berhad. Genting Berhad is an investment holding and management company and is principally involved, through its subsidiaries, in leisure and hospitality; gaming and entertainment businesses; development and operation of integrated resort; plantation; generation and supply of electric power; property development and management; tours and travel-related services; genomics research and development; investments; and oil and gas exploration and development activities. Since 2006, 2008 and 2005, respectively, Tan Sri Lim has also been Chairman and Chief Executive of Genting Malaysia Berhad, the Chief Executive of Genting Plantations Berhad, both of which are publicly listed companies in Malaysia, and the Executive Chairman of Genting Singapore PLC, a public company listed on the Singapore Stock Exchange. Genting Malaysia, Genting Plantations, and Genting Singapore are subsidiaries of Genting Berhad. Since 1990, Tan Sri Lim has been a director of Golden Hope Limited (acting as trustee of the Golden Hope Unit Trust) which is the principal shareholder of Genting HK; he is also the Chairman and Chief Executive Officer of Genting HK, where he focuses on long-term policies and new shipbuildings. Tan Sri Lim has been with Genting HK since its formation in 1993. Tan Sri Lim was also involved in the development of Resorts World Genting in Malaysia, formerly known as Genting Highlands Resort, and the overall concept and development of the Burswood Resort in Perth, Australia and the Adelaide Casino in South Australia. Tan Sri Lim graduated with a Bachelor of Science (Civil Engineering) degree from the University of London in 1975 and attended the Program for Management Development at the Harvard Graduate School of Business in 1979. Tan Sri Lim has over 30 years of experience investing in, managing and/or serving on the boards of directors of companies operating in the travel and leisure industries and has served as chairman of board of directors of several entities. In light of our ownership structure and Tan Sri Lim’s position with Genting HK and his experience, we believe that it is appropriate for Tan Sri Lim to serve as Chairman of the Board of the Company.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Directors Continuing in Office

The following is biographical information on the remainder of our directors continuing in office as well as the key attributes, experience and skills that the Board believes such current directors bring to the Board.

Class II Directors

The following Class II directors are serving for a term ending in 2015:

Adam M. Aron, age 59, became a director of the Company in January 2008. Since 2006 he has been Chairman and CEO of World Leisure Partners, Inc., a personal consultancy for matters related to travel and tourism, high-end real estate development, professional sports and which acts in partnership with Apollo. Mr. Aron has previously served as CEO of the Philadelphia 76ers from 2011 to 2013, Chairman of the Board and Chief Executive Officer of Vail Resorts, Inc., from 1996 to 2006; President and CEO of Norwegian Cruise Line, from 1993 to 1996; Senior Vice President of Marketing for United Airlines, from 1990 to 1993; and Senior Vice

President-Marketing for Hyatt Hotels Corporation, from 1987 to 1990. Mr. Aron currently serves on the board of directors of Starwood Hotels and Resorts Worldwide and Prestige Cruise Holdings, Inc., the parent company of Oceania Cruises, Inc. and Regent Seven Seas Cruises. He is a member of the Council on Foreign Relations, and is a former member of the Young Presidents’ Organization and Business Executives for National Security. He also formerly served as First Vice Chairman of the Travel Industry Association of America; and Vice Chairman of the National Finance Committee of the Democratic Senatorial Campaign Committee for the 2008 election cycle. Mr. Aron was selected by the U.S. Secretary of Defense to participate in the Joint Civilian Orientation Conference in 2004, was appointed by the U.S. Secretary of Agriculture to serve on the board of directors of the National Forest Foundation from 2000 through 2006, and was a delegate to President Clinton’s 1995 White House Conference on Travel and Tourism. Mr. Aron received a Master’s of Business Administration degree with Distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. Mr. Aron has 34 years of experience managing companies operating in the travel and leisure industries and provides our Board with, among other skills, valuable insight and perspective on the travel and leisure operations of the Company. In light of Mr. Aron’s business experience, we believe that it is appropriate for Mr. Aron to serve as a director of the Company.

Kevin Crowe, age 31, became a director of the Company in April 2013. Mr. Crowe joined Apollo in 2006. Mr. Crowe currently serves on the board of directors of Prestige Cruise Holdings, Inc., an upscale cruise line operating the Oceania and Regent Seven Seas brands, and Nine Entertainment, an Australia-based television broadcast and media company. He has previously served on the board of directors of Quality Distribution, Inc. Prior to joining Apollo, Mr. Crowe was a member of the Global Banking department of Deutsche Bank Securities, with responsibilities in providing debt financing for private equity acquisitions. Mr. Crowe graduated with an AB in Economics and a certificate in Finance from Princeton University. In light of our ownership structure and Mr. Crowe’s position with Apollo and his business experience, we believe that it is appropriate for Mr. Crowe to serve as a director of the Company.

F. Robert Salerno, age 62, became a director of the Company in January 2014. Mr. Salerno was Vice Chairman of Avis Budget Group from June 2010 to December 2011. From August 2006 to June 2010, Mr. Salerno served as President and Chief Operating Officer of Avis Budget Group, overseeing domestic and international operations for the Avis and Budget brands. He previously served as President and Chief Operating Officer of Avis Rent A Car from 1996 through 2002, and as President and Chief Operating Officer of Cendant Car Rental Group from November 2002 to June 2003. He was appointed Director of Avis Budget Group in 2006, and has served on the board of directors since then. Mr. Salerno possesses a bachelor’s degree from Marquette University. In light of Mr. Salerno’s significant public company and business experience, we believe that it is appropriate for Mr. Salerno to serve as director of the Company.

Walter L. Revell, age 79, became a director of the Company and Chairman of the Audit Committee in June 2005, having served as a director of Kloster Cruise Line and other predecessor companies since 1993. Since 1984, Mr. Revell has been Chairman of the Board and Chief Executive Officer of Revell Investments International, Inc., a diversified investment, development and management company located in Coral Gables, Florida. Since 2002, Mr. Revell has also served as a director of International Finance Bank in Miami, Florida, and became Chairman of the Board in September 2013. Since 1990, he has also served as Chairman of the Board and Chief Executive Officer of Pinehurst Development, Inc., a family owned company, and serves on the Executive Committee, the Board of Trustees and as Chairman of the New Museum Project Committee of the Miami Science Museum. He formerly was a director of Calpine Corporation, Dycom Industries, Rinker Materials, The St. Joe Company and Sun Banks of Florida. Mr. Revell served as Secretary of Transportation for the State of Florida in the Askew Administration. He is a past Chairman of the Florida Chamber of Commerce and was a member of The Florida Council of 100 for 37 years. He served as Chairman and CEO of H.J. Ross Associates, Inc., consulting engineers, planners and scientists, and continues as Senior Advisor to T.Y. Lin International, the new parent company, in San Francisco. Mr. Revell has 40 years of business experience investing and operating in a diverse range of industries and has significant experience serving on boards of directors. In light of Mr. Revell’s business experience, we believe that it is appropriate for Mr. Revell to serve as a director of the Company.

Class III Directors

The following Class III directors are serving for a term ending in 2016:

Steve Martinez, age 45, became a director of the Company in January 2008. Mr. Martinez is a Senior Partner and Head of Asia Pacific Private Equity for Apollo. Mr. Martinez currently serves on the board of directors of Prestige Cruise Holdings, Inc., an upscale cruise line operating the Oceania and Regent Seven Seas brands; Rexnord Corporation, a diversified manufacturer of engineered products; Veritable Maritime, an owner of crude oil tankers; and Nine Entertainment, an Australia-based television broadcast and media company. He has previously served on the boards of directors of Allied Waste Industries, Goodman Global, Hayes-Lemmerz International, Hughes Telematics, and Jacuzzi Brands. Prior to joining Apollo, Mr. Martinez was a member of the Mergers and Acquisitions department of Goldman, Sachs & Co. with responsibilities in merger structure negotiation and financing. Before that he worked at Bain & Company Tokyo advising U.S. corporations on corporate strategies in Japan. Mr. Martinez received an MBA from the Harvard Business School and a BA and BS from the University of Pennsylvania and the Wharton School of Business, respectively. Mr. Martinez has over 15 years of experience analyzing and investing in public and private companies and has significant experience in serving on boards of directors. Mr. Martinez participated in the diligence of the Apollo Funds’ investment in the Company and provides our Board with insight into strategic and financial matters of interest to the Company’s management and shareholders. In light of our ownership structure and Mr. Martinez’s position with Apollo and his business experience, we believe that it is appropriate for Mr. Martinez to serve as a director of the Company.

Karl Peterson, age 43, became a director of the Company in July 2008. Mr. Peterson is a senior partner of TPG where he leads the firm’s European business. He rejoined TPG in 2004 after serving as President and Chief Executive Officer of Hotwire, Inc. Mr. Peterson led Hotwire, Inc. from inception through its sale to IAC/InterActiveCorp. in 2003. Before his work at Hotwire, Inc., Mr. Peterson joined TPG in San Francisco in 1995 as a principal. He holds a bachelor’s degree from the University of Notre Dame and has previously served on the board of directors of Univision Communications, Inc. Mr. Peterson currently serves on the boards of directors of Caesars Entertainment Corporation, Sabre Holdings Corporation, Saxo Bank and TSL Education. Mr. Peterson brings to our Board extensive leadership experience, including his service on several boards of public companies, along with financial expertise. Mr. Peterson participated in the diligence of the TPG Viking Funds’ investment in the Company and provides our Board with insight into strategic and financial matters of interest to the Company’s management and shareholders. In light of our ownership structure and Mr. Peterson’s position with TPG and his business experience, we believe that it is appropriate for Mr. Peterson to serve as a director of the Company.

Robert Seminara, age 42, became a director of the Company in January 2014. He joined Apollo in 2003. Mr. Seminara currently serves on the boards of directors of Berry Plastics Group and Momentive Specialty Chemicals, Inc., and he is also a member of the Board of Managers of Momentive Performance Materials Holdings LLC. Prior to 2003, Mr. Seminara was a member of the Private Equity Group at Evercore Partners from 1996 to 2003. Prior to his tenure at Evercore, Mr. Seminara was employed by Lazard Frères & Co. in the firm’s Media & Communications Group. He has previously served on the board of directors of SkyLink Aviation. Mr. Seminara graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a BS in Economics. In light of our ownership structure and Mr. Seminara’s position with Apollo and his business experience, we believe that it is appropriate for Mr. Seminara to serve as a director of the Company.

David Chua Ming Huat, age 51, became a director of the Company in 2008. He has served as President of Genting HK since May 2007. Prior to that time, he was the Chief Operating Officer of Genting Berhad from September 2006 to February 2007. Before that he held key management positions in various international securities companies in Malaysia, Singapore and Hong Kong with extensive knowledge in the management of securities/futures/derivatives trading, asset and unit trusts management, corporate finance and corporate advisory business, and had served as a director and member of the Listing Committee of the MESDAQ market of Bursa Malaysia Securities Berhad. He possesses a Bachelor of Arts degree in Political Science and Economics from the

Carleton University, Ottawa, Canada. Mr. Chua has over 15 years of management experience in a diverse range of industries with particular emphasis in securities trading and investments, corporate finance and corporate advisory work and has significant experience in serving on boards of directors. In light of our ownership structure and Mr. Chua’s position with Genting HK and his business experience, we believe that it is appropriate for Mr. Chua to serve as a director of the Company.

DIRECTOR COMPENSATION

Director Compensation for 2013

For services in the year 2013, each director was entitled to receive an annual cash retainer of $50,000 for a full year of service. The chairman of the Audit Committee was entitled to receive an annual retainer fee of $10,000.

In addition to the retainers, we pay Board committee members $1,200 for each committee meeting attended. Directors are entitled to reimbursement for their out-of-pocket expenses.

Under our new long-term incentive plan, each independent director received a one-time grant of $200,000 of restricted ordinary shares upon their appointment to the Board.

Messrs. Rowan, Aron, Crowe, Martinez and Peterson elected not to receive compensation for their services on the Board in 2013.

The following table presents information on compensation to the following individuals for the services provided as a director during the year ended December 31, 2013.

Name (a)(1)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(2)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(h)
Walter L. Revell	73,250	200,000	—	—	—	—	273,250
John W. Chidsey	44,700	200,000	—	—	—	—	244,700
Tan Sri Lim Kok Thay	25,000	—	—	—	—	—	25,000
David Chua Ming Huat	25,000	—	—	—	—	—	25,000
Marc J. Rowan	—	—	—	—	—	—	—
Steve Martinez	—	—	—	—	—	—	—
Adam M. Aron	—	—	—	—	—	—	—
Karl Peterson	—	—	—	—	—	—	—
Kevin Crowe	—	—	—	—	—	—	—
F. Robert Salerno	—	—	—	—	—	—	—
Robert Seminara	—	—	—	—	—	—	—

(1)	Mr. Walter Revell’s compensation relates to his role as director, as well as Chairman of the Audit Committee. Mr. John Chidsey, Mr. Tan Sri Lim Kok Thay, and Mr. David Chua Ming Huat’s compensation relates to their role as directors. No other directors received any form of compensation for their services in the capacity as a director during the 2013 calendar year.

(2)	The amounts reported in the “Stock Awards” column of the table above reflect the grant date fair value under FASB ASC Topic 718 of the restricted share awards granted to our independent directors in 2013. Under our 2013 Performance Incentive Plan, independent directors receive a one-time grant of $200,000 of restricted ordinary shares upon their appointment to the Board. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted share awards contained in Note 8, Employee Benefits and Share Option Plans, to our consolidated financial statements for the year ended December 31, 2013 included in our Form 10-K filed on February 21, 2014. As of December 31, 2013, Mr. Revell held 6,578 unvested restricted shares and Mr. Chidsey held 4,177 unvested restricted shares. None of our directors held any outstanding options at December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Party Transactions

The Audit Committee of our Board is responsible for the review and approval of all related party transactions; however, the Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review and approval of a related party transaction, the Audit Committee considers:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related party and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Committee deems appropriate.

The Company believes that each of the following transactions was on terms at least as favorable to it as could have been obtained from an unaffiliated third party.

Transactions with Genting HK, Apollo and TPG

In January 2013, NCLC’s shareholders entered into Contribution and Exchange Agreements whereby immediately prior to the consummation of NCLH’s IPO, they contributed all of their shares of NCLC to NCLH in exchange for a number of shares of NCLH. After giving effect to the Contribution and Exchange Agreements, certain related internal share transfers among their respective affiliates, and certain secondary offerings, the Apollo Funds, the TPG Viking Funds and Genting HK own shares in the amounts and manner described in “Security Ownership of Certain Beneficial Owners and Management.”

Following our IPO, NCLH contributed $460.0 million to NCLC.

In May 2011, we entered into an agreement with Star Cruise Management Limited, a wholly owned subsidiary of Genting HK, whereby Star Cruise Management Limited will provide sales, marketing and promotional services in the Asia Pacific region. We pay a monthly commission fee based on net cruise revenue generated under the agreement and have paid $1.8 million under the contract through February 24, 2014.

In January 2011, we entered into an agreement with Crystal Aim Limited, a wholly owned subsidiary of Genting HK, for the operation of a call center. Compensation under the agreement is based on an hourly rate for the services provided. We have paid approximately $810,000 under the contract through February 24, 2014.

In July 2010, we agreed to extend the charter of Norwegian Sky from Genting HK to December 31, 2012. This agreement included two one-year extension options which require the mutual consent of each party and also provided us with an option to purchase the ship during the charter period which we exercised in June 2012. The purchase price was $259.3 million, which consisted of a $50.0 million cash payment and a $209.3 million payable to Genting HK, $79.7 million of such amount was paid to Genting HK within fourteen days of the consummation of the IPO, together with accrued interest thereon, and the remaining balance is to be repaid over seven equal semi-annual payments beginning June 2013 and has a weighted-average interest rate of 1.52% through maturity. The fair value of the payable was $205.5 million based on discounting the future payments at an imputed interest rate of 2.26% per annum, which was commensurate with the Company’s borrowing rate for similar assets. We have paid $166.7 million to Genting HK in connection with the Norwegian Sky purchase agreement through February 24, 2014. The payable is collateralized by a mortgage and an interest in all earnings, proceeds of insurance and certain other interests related to the ship.

In July 2009, we entered into an agreement with Caesars Entertainment Corporation establishing a marketing alliance which incorporates cross company marketing, purchasing and loyalty programs. Caesars Entertainment Corporation is owned by affiliates of both Apollo and TPG.

In November 2006, we entered into an agreement with Sabre Inc., an affiliate of TPG, for the use of reservation software. We pay a commission fee based on the number of annual bookings made through the system. We have paid approximately $7.9 million under the contract through February 24, 2014.

The Shareholders’ Agreement

On August 17, 2007, NCLC, NCL Investment Limited, a Bermuda company and an affiliate of the Apollo Funds, and Genting HK entered into a shareholders’ agreement to regulate the affairs relating to the Company’s management and the rights and obligations of NCL Investment Limited and Genting HK as shareholders. The shareholders’ agreement became effective on January 7, 2008. Both NCL Investment II Ltd., a Cayman Islands company and an affiliate of the Apollo Funds, and Star NCLC Holdings Ltd., a Bermuda company and a wholly-owned subsidiary of Genting HK, became parties to the shareholders’ agreement through separate joinder agreements on January 7, 2008; TPG Viking I, L.P., a Cayman Islands exempted limited partnership, TPG Viking II, L.P., a Cayman Islands limited partnership, and TPG Viking AIV III, L.P., a Delaware limited partnership, each an affiliate of TPG, also became parties to the shareholders’ agreement through separate joinder agreements on January 8, 2008.

In connection with the consummation of the IPO, NCLH, the Apollo Funds, the TPG Viking Funds and Genting HK entered into the Shareholders’ Agreement on terms substantially similar to an existing shareholders’ agreement. The following description of selected provisions of the Shareholders’ Agreement is qualified in its entirety by reference to the Shareholders’ Agreement.

Subject to the terms and conditions described therein, including with regard to the nomination of independent directors, the Apollo Funds maintaining the Apollo Minimum Ratio (as defined below), and Genting HK maintaining the GHK Minimum Ratio (as defined below), the Shareholders’ Agreement entitles the Apollo Funds to nominate for election a majority of the directors on our Board and Genting HK to nominate for election the remainder of our non-independent directors to our Board.

For so long as the Apollo Minimum Ratio is maintained, the number of independent directors shall be maintained at an odd number and the majority of independent directors so required to be appointed shall be nominated for election to our Board or appointed to the applicable committee thereof by the Apollo Funds, and the remainder of independent directors so required to be appointed shall be nominated for election to our Board or appointed to the applicable committee thereof by Genting HK.

Pursuant to the Shareholders’ Agreement, NCLH and the shareholders party thereto will take all actions as may be required to ensure that the number of directors will consist of at least seven and no more than eleven members.

Pursuant to the Shareholders’ Agreement, NCLH and the shareholders party thereto will take such actions as may be required to ensure that the directors of NCLH are classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, with each director being elected to a three-year term and that such nominees to our Board are classified as follows:

Class I directors:	Tan Sri Lim Kok Thay, Marc J. Rowan and John Chidsey, whose terms expire at the first annual general meeting of shareholders that is held following the IPO;

Class II directors:	Walter L. Revell, Adam M. Aron, Kevin Crowe and F. Robert Salerno, whose terms expire at the second annual general meeting of shareholders that is held following the IPO; and

Class III directors:	Steve Martinez, Karl Peterson, David Chua Ming Huat and Robert Seminara, whose terms expire at the third annual general meeting of shareholders that is held following the IPO.

The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. Thereafter, at each annual general meeting of shareholders of NCLH, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting of shareholders held in the third year following the year of their election.

The Shareholders’ Agreement required the Company and the shareholders party thereto to ensure that within ninety days of the IPO, the number of directors was increased from seven to nine members including: (i) an individual designated by the Apollo Funds appointed to serve as an independent director and a Class I director and (ii) a nominee of the Apollo Funds appointed to serve as a Class II director, to fill the vacancies resulting from such increase. Consequently, on April 1, 2013, Messrs. Chidsey and Crowe were appointed to the Board.

The Shareholders’ Agreement also required the Company and the shareholders party thereto to ensure that within one year of the consummation of the IPO, the number of directors was increased to a total of eleven members including: (i) an individual designated by the Apollo Funds appointed to serve as an independent director and a Class II director and (ii) a nominee of the Apollo Funds appointed to serve as a Class III director, to fill the vacancies resulting from such increase. Consequently, on January 17, 2014, Messrs. Salerno and Seminara were appointed to the Board.

Additionally, pursuant to the Shareholders’ Agreement, the Chief Executive Officer of NCLH is designated as a non-voting observer to be present at all meetings of our Board and all committees thereof (other than the Audit Committee and executive sessions of our Board and all committees thereof) and one individual designated by the TPG Viking Funds is designated as a non-voting observer to be present at all meetings of our Board and all committees thereof (other than the Audit Committee) and receive the same notice and information at substantially the same time as nominees of the Apollo Funds.

Pursuant to the Shareholders’ Agreement, the Audit Committee is composed of three independent director members. The current members of the Audit Committee are Walter L. Revell, John Chidsey and F. Robert Salerno. The Shareholders’ Agreement required that within one year of the consummation of the IPO, NCLH and the shareholders party to the Shareholders’ Agreement ensured that all of the members of the Audit Committee were independent directors. Consequently, Mr. Chidsey replaced Mr. Aron on the Audit Committee on April 1, 2013 and Mr. Salerno replaced Mr. Martinez on the Audit Committee on January 17, 2014.

Pursuant to the Shareholders’ Agreement, the Compensation Committee is composed of three members, who are Marc. J. Rowan, Steve Martinez and Tan Sri Lim Kok Thay. Mr. Rowan is not standing for election at the Annual General Meeting. If elected, Mr. Abrams will replace Mr. Rowan on the Compensation Committee.

Pursuant to the Shareholders’ Agreement, the Nominating and Governance Committee is composed of three members, who are David Chua Ming Huat, Steve Martinez and Adam M. Aron.

Pursuant to the Shareholders’ Agreement, Genting HK, the Apollo Funds and the TPG Viking Funds agree not to acquire any publicly traded equity securities of NCLH without the prior written consent of (a) the Apollo Funds, with respect to any proposed acquisitions by Genting HK, (b) Genting HK, with respect to any proposed acquisitions by the Apollo Funds, (c) Genting HK and the Apollo Funds, with respect to any proposed acquisitions by the TPG Viking Funds; provided, however, that no consent shall be required with respect to the acquisition of any publicly traded equity securities of NCLH by Genting HK, the Apollo Funds or the TPG Viking Funds if, at least ten business days prior to the proposed acquisition, such shareholder provides NCLH (and the Board in the case of clauses (i) and (ii)) with (i) written notice of the maximum number of shares it proposes to acquire, (ii) a written certification stating that the consummation of such acquisition will not result in NCLH losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) any additional forms or certificates reasonably requested by NCLH, and the Audit Committee reasonably determines, taking into account the information provided by such shareholder and such additional information as the Audit Committee deems relevant, that such acquisition will not result in NCLH losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. No shareholder party to the Shareholders’ Agreement other than Genting HK, the Apollo Funds and the TPG Viking Funds will be permitted to acquire any publicly traded equity securities of NCLH without the prior written consent of NCLH.

Pursuant to the Shareholders’ Agreement, the shareholders party thereto provide information or certifications as are reasonably requested by NCLH or as are required under the terms of the Shareholders’ Agreement in order for NCLH to comply with any regulatory filing or withholding requirements, including forms required by Section 883 of the Code; provided, however, except to the extent reasonably requested by NCLH, a shareholder owning less than 5% of the vote and value of NCLH, including for avoidance of doubt, shares held by attribution, shall not be required to provide such forms or to provide the identity of its direct or indirect owners.

Subject to Genting HK’s consent rights as described below, the Apollo Funds have the right to vote the shares of NCLH held by Genting HK. In the event that the ratio of the aggregate number of equity securities of NCLH held by the Apollo Funds (and certain of their permitted transferees, which includes the TPG Viking Funds) to the aggregate number of equity securities of NCLH held by Genting HK (and certain of their permitted transferees) falls below 0.6 (the “Apollo Minimum Ratio”), these voting rights of the Apollo Funds will cease. Additionally, if the Apollo Minimum Ratio is no longer maintained, the Apollo Funds’ right to appoint a majority of the members of our Board will immediately terminate and from that time until the time, if any, that the NASDAQ listing rules require that a majority of the members of our Board be independent, Genting HK shall have the right to nominate for election a majority of the directors on our Board and the Apollo Funds shall have the right to nominate for election one or two directors based on the combined ownership percentage of the Apollo Funds and the TPG Viking Funds. The Apollo Funds also have the right to vote the TPG Viking Funds’ shares of the Company; such voting rights will terminate when the combined ownership of NCLH shares by the Apollo Funds and Genting HK (and certain of their respective permitted transferees, which includes, with respect to the Apollo Funds, the TPG Viking Funds) falls below 25% of the then total outstanding equity securities of NCLH.

For as long as the ratio of the aggregate number of equity securities held by Genting HK (and certain of their permitted transferees) to the aggregate number of equity securities held by the Apollo Funds (and certain of their permitted transferees, including the TPG Viking Funds) is at least 0.6 (the “GHK Minimum Ratio”) and there has not been a change of control of Genting HK, certain matters may not be carried out by the Company without the prior written consent of Genting HK, which include, among others, the following:

•	sale of NCLH (except any sale effected through the right of first offer, drag along and tag along transactions pursuant to the Shareholders’ Agreement);

•

any acquisitions or divestitures with the aggregate consideration paid or received, together with the consideration paid or received in respect of all other acquisitions and divestitures after January 24, 2013, exceeding $200.0 million;

•	subject to limited exceptions, the primary issuance by NCLH of equity securities in a public offering;

•	subject to limited exceptions, the issuance by NCLH of equity securities in a private offering to third parties;

•	capital expenditures if the aggregate amount of such capital expenditures (or a series of separate but related capital expenditures), together with all other capital expenditures made after January 24, 2013, is in excess of $20.0 million;

•	the declaration or payment of any non-pro rata dividends or distributions;

•	change of the independent accountants of NCLH and its subsidiaries;

•	the issuance or authorization of new equity compensation plans or amendment of existing equity compensation plans;

•	subject to limited exceptions, the entrance into any contract or agreement with any officer, director, shareholder or affiliate or employee of Apollo;

•	any changes to NCLH’s memorandum of association or bye-laws; and

•	the hiring of a new chief executive officer of NCLH or any of its subsidiaries (provided that in this case only Genting HK’s consent shall not be unreasonably withheld).

Provided the GHK Minimum Ratio is maintained and there has not been a change of control of Genting HK, our Board must also provide reasonable advance written notice to Genting HK of and consult with (but is not required to obtain the consent of) Genting HK regarding certain actions including, but not limited to, (i) the approval of NCLH’s or any of its subsidiaries’ consolidated annual budget and any material action taken which deviates from such budget, (ii) the incurrence of any debt of NCLH and its subsidiaries outside that of which is allocated in the annual budget that, together with all other incurrence of debt outside that of which is allocated in the annual budget, in excess of $100.0 million, (iii) the issuance of any equity securities of NCLH or any of its subsidiaries, including the identity of participants and the allocation of such securities, (iv) the declaration of any dividends or distributions on any equity securities and (v) the commencement or termination of employment of any executive or key employee of NCLH or any of its subsidiaries.

Genting HK’s consent and consultation rights described above would also terminate when the combined ownership of the ordinary shares of NCLH held by the Apollo Funds and Genting HK (and certain of their respective permitted transferees, which includes, in the case of the Apollo Funds, the TPG Viking Funds) falls below 25% of the then total outstanding equity securities of the Company.

Additionally, for so long as the TPG Viking Funds and their permitted transferees continue to hold 15% or more of the amount of ordinary shares of NCLH that are collectively held by the TPG Viking Funds and their affiliates on the date of the consummation of the IPO, neither NCLH nor any of its subsidiaries shall be permitted to engage in any material transaction involving any affiliate of the Apollo Funds (other than NCLH and its subsidiaries) without the prior written consent of the TPG Viking Funds, such consent not to be unreasonably withheld.

Each shareholder of NCLH that is a party to the Shareholders’ Agreement has the right to participate on a pro rata basis in any issuance of new shares of NCLH, subject to limited exceptions, including, but not limited to equity securities issued by NCLH in an underwritten public offering. In addition, each of the Apollo Funds and Genting HK has the right to make written requests in unlimited numbers to NCLH to register and thereby transfer all or a portion of its ordinary shares of NCLH through share offerings, provided each written request will specify an aggregate offering price of at least $20.0 million for the ordinary shares being registered and will specify the intended method of disposition. The Apollo Funds, Genting HK and the TPG Viking Funds exercised these rights twice in 2013, resulting in a secondary sale of 23,000,000 of NCLH’s ordinary shares in a public offering in

August of 2013 and 25,300,000 of NCLH’s ordinary shares in a public offering in December of 2013. At any time following the date that is eighteen months from the consummation of the IPO, the TPG Viking Funds also have the right to make one written request to NCLH to register and thereby transfer all or a portion of its ordinary shares of NCLH through a share offering. Additionally, if NCLH at any time proposes for any reason to register ordinary shares, each of the Apollo Funds, Genting HK and the TPG Viking Funds shall have the right to cause NCLH to include in such registration all or a portion of its ordinary shares of NCLH.

Subject to the Apollo Funds’ right to sell as described below, each of the Apollo Funds, the TPG Viking Funds and Genting HK (and certain of their respective permitted transferees) is prohibited from transferring their equity securities of NCLH without the written mutual consent of the Apollo Funds and Genting HK, other than transfers to certain permitted transferees or transfers in certain registered offerings. These transfer restrictions will immediately terminate in the event that either the Apollo Minimum Ratio or the GHK Minimum Ratio are not maintained.

Unless the Apollo Funds (or certain of its permitted transferees, which includes the TPG Viking Funds) have previously sold any of their ordinary shares of NCLH in a registered public offering effected pursuant to the terms of the registration rights provisions of the Shareholders’ Agreement, the Apollo Funds are entitled to sell all, but not less than all, of the ordinary shares of NCLH held by the Apollo Funds (and certain of their permitted transferees, which includes the TPG Viking Funds) to a third party in cash at any time, provided that the Apollo Funds first offer Genting HK the right to acquire such ordinary shares of NCLH on terms and conditions as may be specified by the Apollo Funds, and subject to any lock-up agreements entered into in connection with any offerings. In the event that Genting HK declines such offer to purchase the Apollo Funds’ shares of NCLH and the Apollo Funds receive a bona fide offer from a third party to purchase its shares of NCLH, (i) Genting HK shall have the right to sell to such third party its pro rata portion of the shares of NCLH to be sold in such transaction and (ii) the Apollo Funds shall have the right to cause Genting HK and the other shareholders of NCLH party to the Shareholders’ Agreement to consent to such transaction, and to sell all of their ordinary shares of NCLH in such transaction on the same terms and conditions on which the Apollo Funds are selling their ordinary shares of NCLH.

The Subscription Agreement

On August 17, 2007, Genting HK, NCL Investment Limited and NCLC entered into a subscription agreement (the “Subscription Agreement”) which set out the terms for the equity investment by, and issuance of shares to, NCL Investment Limited. NCL Investment Limited assigned to NCL Investment II Ltd. a portion of its rights and obligations under the Subscription Agreement pursuant to an assignment agreement dated January 7, 2008.

Under the Subscription Agreement, we and Genting HK agreed to cooperate with each other in developing our respective cruise line businesses, provided that such obligations to cooperate do not extend to any such efforts that could reasonably be expected to have an adverse effect on the operation or prospects of such party’s respective cruise line business.

In addition, subject to the terms below, NCL Investment Limited and Genting HK indemnified each other for certain losses arising from breaches of representations, warranties and covenants made by us, Genting HK and NCL Investment Limited. Both NCL Investment Limited’s and Genting HK’s indemnity obligations relating to breaches of representations and warranties terminated on April 30, 2008, subject to certain exceptions for fraudulent or knowing and intentional misrepresentations. Genting HK may elect in its sole discretion to satisfy all or a portion of its indemnity obligations in cash or by causing the Company to issue additional ordinary shares of the Company to NCL Investment Limited.

Tax Agreement and Exchange Agreement

In February 2011, NCLH was formed with the issuance to the Sponsors of, in aggregate, 10,000 ordinary shares, with a par value of $.001 per share. In January 2013, NCLH completed the IPO and the Sponsors’ ordinary shares in NCLC were exchanged for the ordinary shares of NCLH, and NCLH became the owner of 100% of the ordinary shares and parent company of NCLC (the “Corporate Reorganization”). The Corporate Reorganization was effected solely for the purpose of reorganizing our corporate structure. NCLH had not prior to the completion of the Corporate Reorganization conducted any activities other than those incidental to the formation and to preparations for the Corporate Reorganization and IPO.

NCLC is treated as a partnership for U.S. federal income tax purposes, and the terms of the partnership (including the economic rights with respect thereto) are set forth in an amended and restated tax agreement for NCLC. Economic interests in NCLC are represented by the partnership interests established under the tax agreement, which we refer to as “NCL Corporation Units.” The NCL Corporation Units held by NCLH (as a result of its ownership of 100% of the ordinary shares of NCLC) represent a 97.8% economic interest in NCLC as of December 31, 2013.

In connection with the Corporate Reorganization, NCLC’s outstanding profits interests granted under the Profits Sharing Agreement to management (or former management) of NCLC, including the Ordinary Profits Units described under the heading “Compensation Discussion and Analysis,” were exchanged for an economically equivalent number of NCL Corporation Units. We refer to the NCL Corporation Units exchanged for profits interests granted under the Profits Sharing Agreement as “Management NCL Corporation Units.” The Management NCL Corporation Units received upon the exchange of outstanding profits interests are subject to the same time-based vesting requirements and performance-based vesting requirements applicable to the profits interests for which they were exchanged. The Management NCL Corporation Units issued in exchange for the profits interests represent a 2.2% economic interest in NCLC as of December 31, 2013.

In connection with the consummation of the IPO, we entered into an amended and restated tax agreement for NCLC, which sets forth the terms of the partnership agreement governing the NCL Corporation Units. To the extent funds are legally available, the tax agreement provides that NCLC will make cash distributions, which we refer to as “tax distributions,” to the holders of the NCL Corporation Units (including the Management NCL Corporation Units) if ownership of the NCL Corporation Units gives rise to U.S. taxable income for the holders. The U.S. taxable income attributable to the ownership of NCL Corporation Units may be different from the relative U.S. taxable income attributable to the Management NCL Corporation Units. In that case, tax distributions may be made on a non-pro rata basis with the holders of Management NCL Corporation Units possibly receiving relative tax distributions greater than the tax distributions received by us. Generally, these tax distributions will be computed based on our estimate of the taxable income, determined for U.S. federal income tax purposes, allocable to the NCL Corporation Unit holder multiplied by the U.S. federal and state income tax rate applicable to each holder, as determined in the sole discretion of NCLH.

As part of the tax agreement, NCLH entered into an exchange agreement with NCLC. Under the exchange agreement, subject to certain procedures and restrictions (including the vesting schedules applicable to the Management NCL Corporation Units and any applicable legal and contractual restrictions), each holder of Management NCL Corporation Units has the right to cause NCLC and us to exchange the holder’s Management NCL Corporation Units for our ordinary shares at an exchange rate equal to one ordinary share for each Management NCL Corporation Unit (or, at NCLC’s election, a cash payment equal to the value of the exchanged Management NCL Corporation Units), subject to customary adjustments to the exchange rate for stock splits, subdivisions, combinations and similar extraordinary events. As a holder of Management NCL Corporation Units exchanges his or her Management NCL Corporation Units, NCLH’s economic interest in NCLC is correspondingly increased.

On August 19, 2013, NCLH filed a registration statement with the SEC, which is effective, to register on a continuous basis the issuance of the ordinary shares to be received by the holders of Management NCL Corporation Units who elected or will elect to exchange their units for our ordinary shares (or, at NCLC’s election, a cash payment) as described above.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

This section describes each of the material elements of compensation awarded to, earned by or paid to our executive officers identified in the “2013 Summary Compensation” table, which we refer to in this section as our “Named Executive Officers” or “NEOs.” This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our Compensation Committee to compensate our Named Executive Officers with specific types and amounts of compensation. The Named Executive Officers for 2013 were:

Kevin M. Sheehan	President and Chief Executive Officer
Wendy A. Beck	Executive Vice President and Chief Financial Officer
Andrew Stuart	Executive Vice President, Global Sales and Passenger Services
Maria Miller	Senior Vice President, Marketing
Robert Becker	Senior Vice President, Consumer Research

Prior to the IPO, our executive compensation programs were determined and approved by our entire Board, who historically had the authority to determine all aspects of our executive compensation program, and made all compensation decisions affecting the Named Executive Officers. Subsequent to the IPO, our Compensation Committee determines all aspects of our executive compensation program and make all compensation decisions affecting the Named Executive Officers, and has taken over the compensation-related responsibilities previously performed by the Board. All of the compensation decisions made with respect to the Named Executive Officers’ 2013 compensation were made by the Compensation Committee. None of the Named Executive Officers are members of our Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although our Compensation Committee did consider the recommendations of our President and Chief Executive Officer (the “CEO”) in setting compensation levels for our executive officers other than the CEO.

Executive Compensation Program Objectives and Philosophy

The Company’s executive compensation arrangements are guided by the following principles and business objectives:

•	We believe that a capable, experienced and highly motivated executive management team is critical to our success and to the creation of long-term shareholder value.

•	We believe that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals and aligns the interests of our executives with those of our shareholders, with the ultimate objective of improving long-term shareholder value.

The Company’s executive compensation program is designed according to these principles and is intended to achieve two principal objectives: (1) effectively attract and retain executives with the requisite skills and experience to help us achieve our business objectives and develop, expand and execute business opportunities that improve long-term shareholder value; and (2) encourage executives to achieve our short-term and long-term business objectives and increase long-term shareholder value by linking executive compensation to Company performance, increases in long-term shareholder value and individual performance.

The Company’s current compensation program has three key elements, which are designed to be consistent with the Company’s compensation philosophy and business objectives: (1) base salary; (2) annual incentive cash bonuses; and (3) long-term equity awards that are subject to both time and performance-based vesting requirements. The Company also provides nonqualified deferred compensation plan benefits, 401(k) retirement benefits, perquisites and severance benefits to the executive officers, including the Named Executive Officers.

In structuring executive compensation arrangements, our Compensation Committee considers how each component meets these objectives. Base salaries, severance, retirement and nonqualified deferred compensation benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may change from year to year depending on performance, among other things). We believe that in order to attract and retain top executives, we need to provide our executives with compensation levels that reward their continued service and are competitive. Some of the elements, such as base salaries, are paid out on a short-term or current basis. Other elements, such as benefits provided upon termination of employment and nonqualified deferred compensation are paid out on a longer term basis. We believe that this mix of short and long-term elements allows us to achieve our goals of attracting and retaining top executives.

Annual incentive bonuses and long-term equity incentives are the elements of our executive compensation program that are designed to reward performance and thus the creation of shareholder value. Annual incentive bonuses are primarily intended to motivate the Named Executive Officers to achieve the Company’s annual financial objectives, although we also believe they help us attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers’ long-term interests with shareholders’ long-term interests, although we also believe that they play a role in helping us to attract and retain top executives.

Our Compensation Committee believes that performance-based compensation such as annual incentive bonuses and long-term equity incentives play a significant role in aligning management’s interests with those of our shareholders. For this reason, these forms of compensation constitute a significant portion of each of our Named Executive Officers’ compensation opportunity. In determining the appropriate mix for each of our Named Executive Officers, our Compensation Committee considers and assesses, among other factors, each Named Executive Officer’s responsibilities, background and experience, and value to the Company, as well as each officer’s expected level of contribution toward achieving the Company’s long-term objectives.

Compensation Consultants; Review of Relevant Compensation Data

Consistent with past practice, in 2013 neither our Compensation Committee nor management retained a compensation consultant to review or recommend the amount or form of compensation paid to our executive officers, including our Named Executive Officers, or our directors. If and when we decide to retain a compensation consultant to assist us with our executive compensation programs in the future, we will conduct an independence assessment of any such compensation consultant (including an assessment of any conflicts of interest) as and to the extent required under applicable SEC and NASDAQ rules.

Our Compensation Committee believes that, in order to effectively attract and retain high level executive talent, each element of the compensation program should establish compensation levels that take into account current market practices. Our Compensation Committee does not “benchmark” executive compensation at any particular level in comparison with other companies. Rather, our Compensation Committee familiarizes itself with compensation trends and competitive conditions through the review of non-customized third-party market surveys and other publicly available data about relevant market compensation practices. In setting compensation levels for 2013, our Compensation Committee considered publicly available compensation data to determine the relative strengths and weaknesses of our compensation packages on an aggregate basis solely as a validation after determining the types and amount of compensation based on its own evaluation. In addition to a review of the general market compensation levels and practices, in setting compensation levels for 2013, our Compensation Committee also relied on its extensive experience managing private equity entities and considered each executive’s level of responsibility and performance for the overall operations of the Company, historical Company practices, long-term market trends, internal pay equity, expectations regarding the individual’s future contributions, our own performance, budget considerations, and succession planning and retention strategies.

Prior to the IPO, there was no public market for NCLH’s ordinary shares, and as a result we were not required to hold a shareholder advisory vote on our executive compensation (a “say on pay” vote) in 2013. NCLH will hold its first “say on pay” vote at the Annual General Meeting, and intends to consider the outcome of the “say on pay” vote when making its executive compensation decisions. The “say on pay” vote is Proposal No. 2 in this Proxy Statement.

Executive Compensation Program Elements

Base Salaries

Each Named Executive Officer is party to an employment agreement that provides for a fixed base salary, subject to annual review by our Compensation Committee. The initial base salary level for each Named Executive Officer was negotiated in connection with the executive joining the Company or upon a change of their responsibilities. Decisions regarding adjustments to base salaries are made at the discretion of our Compensation Committee. In reviewing base salary levels for our Named Executive Officers, our Compensation Committee considers and assesses, among other factors, each Named Executive Officer’s current base salary, their job responsibilities, leadership and experience, and value to our Company. In addition, as noted above, base salary levels are generally intended to be consistent with competitive market base salary levels, but are not specifically targeted or “bench-marked” against any particular company or group of companies.

After reviewing the Named Executive Officers’ base salaries in light of the current economic environment and considering the Company’s financial position, our Compensation Committee determined to increase the base salaries of our Named Executive Officers, except for Mr. Sheehan, by 2.5% from their 2012 levels effective April 1, 2013. In connection with Mr. Sheehan’s entry into an amended employment agreement that is described below, Mr. Sheehan’s base salary was increased to $1,550,000 effective April 1, 2013.

Annual Performance Incentives

Each of our Named Executive Officers, with the exception of Mr. Becker, are eligible for an annual performance incentive cash bonus opportunity pursuant to the terms of their employment agreements. The employment agreements for each of these Named Executive Officers provide that for each fiscal year of the Company, the executive is eligible to earn an incentive bonus determined by our Compensation Committee in its discretion based on the attainment of performance objectives established for the fiscal year by our Compensation Committee. For 2013, our Compensation Committee established the applicable performance objectives under the 2013 management incentive plan. The 2013 performance objectives were based upon the achievement of certain performance goals of the Company and the individual. The annual performance incentive is used to ensure that a portion of our Named Executive Officers’ compensation is at risk, and that each Named Executive Officer has the opportunity to receive a variable amount of compensation based on our Compensation Committee’ evaluation of our and the individual’s performance. Mr. Becker’s employment agreement provides for an annual bonus of $350,000.

Each year, our Compensation Committee establishes the potential value of the executives’ incentive bonus opportunity, as well as the performance targets required to achieve these opportunities, which may include one or any combination of the following: (i) net income, operating income or EBITDA; (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria; (iii) revenue or net sales; (iv) budget and expense management; or (v) customer or product measures. In determining the extent to which the performance measures are met for a given period, our Compensation Committee exercises its judgment whether to reflect or exclude the impact of extraordinary, unusual or infrequently occurring events.

Each year, our Compensation Committee also establishes non-financial performance measures for our Chief Executive Officer, and our Chief Executive Officer establishes the non-financial performance measures for each of the other applicable executive officers, including the Named Executive Officers. These measures are used by our Compensation Committee to evaluate performance beyond purely financial measures, and include one or any combination of the following: (i) exceptional performance of each individual’s area of responsibility; (ii) leadership; (iii) creativity and innovation; (iv) collaboration; (v) development and implementation of growth initiatives; (vi) guest experience and loyalty; (vii) employee engagement; and (viii) other activities that are critical to driving long-term value for shareholders.

Our Compensation Committee sets the value of the annual performance incentive opportunity as a percentage of the executive’s base salary. However, the actual amount that becomes payable to an executive is determined by our Compensation Committee, in its sole discretion, based on the level of achievement of the Company performance goal and our Compensation Committee’ assessment of the executive’s individual performance. After the end of the year, our Compensation Committee reviews the Company’s actual performance against the performance goal established at the beginning of the year. Our Compensation Committee also makes an assessment of performance against the non-financial goals set at the outset of the year as well as each Named Executive Officer’s performance in relation to any extraordinary events or transactions.

For 2013, our Compensation Committee established a Company performance target based on EBITDA, as defined below for purposes of the management incentive plan, with the amount of each Named Executive Officer’s annual performance opportunity to be determined based on the Company’s actual EBITDA for the year as compared with the target EBITDA established by our Compensation Committee. If the actual EBITDA for 2013 was less than 95% of the target EBITDA, no bonuses would be paid. If the actual EBITDA for 2013 was at least 105% of the target EBITDA, each Named Executive Officer would be eligible to receive up to their maximum bonus opportunity. For purposes of our management incentive plan, we define EBITDA as earnings before interest, other income (expense) including taxes, and depreciation and amortization before or after nonrecurring, uncontrollable or unusual items. Our Compensation Committee believes that EBITDA is a useful measure as it reflects certain operating drivers of the Company’s business, such as sales growth, operating costs, selling, general and administrative expense and other operating income and expense. In setting the target EBITDA for 2013, our Compensation Committee considered several factors, including a careful review of the annual budget and the desire to ensure continued improved performance on a year over year basis. Our Compensation Committee reserved the right to adjust the goals to take into account changes in deployment of the fleet, major unforeseen and uncontrollable events and other non-recurring and extraordinary costs and revenue experienced by the Company during the year, and may make appropriate adjustments for certain non-recurring items consistent with this authority.

The following chart sets forth the EBITDA levels at which various levels of incentive payout would become available to our Named Executive Officers for 2013, with the bonus percentage amounts expressed as a percentage of the Named Executive Officer’s base salary for 2013. Between these points the payout is calculated on a sliding straight line basis. The bonus opportunity set forth in the following chart for each of the Named Executive Officers was determined by our Compensation Committee, in its judgment, to be appropriate based on the target bonus amount that was negotiated by each executive in their respective employment agreement, each executive’s experience and position, and general competitive practices.

	2013
Name	Percentage of EBITDA Goal Achieved	Financial Performance Bonus	Non-Financial Performance Bonus	Total Maximum Bonus
Kevin M. Sheehan	95%	40%	10%	50%
	100%	80%	20%	100%
	102.5%	130%	20%	150%
	105%	180%	20%	200%
Wendy A. Beck	95%	20%	5%	25%
	100%	40%	10%	50%
	102.5%	65%	10%	75%
	105%	90%	10%	100%
Andrew Stuart	95%	20%	5%	25%
	100%	40%	10%	50%
	102.5%	65%	10%	75%
	105%	90%	10%	100%
Maria Miller	95%	14%	3.5%	17.5%
	100%	28%	7%	35%
	102.5%	45.5%	7%	52.5%
	105%	63%	7%	70%
Robert Becker	—	—	—	—

For 2013, our Compensation Committee established an EBITDA goal of $644 million, which represented an approximate 16.5% increase over the EBITDA goal established for 2012. After evaluating the Company’s financial performance in 2013, the Compensation Committee determined that the EBITDA goal was achieved at the 102.5% level. The Compensation Committee then evaluated each Named Executive Officer’s individual performance, and determined to pay each Named Executive Officer the incentive bonus amount reported in the “2013 Summary Compensation” table below.

Long-Term Equity Incentive Compensation

Our policy has been that the long-term compensation of our executives, including our Named Executive Officers, should be directly linked to the value provided to shareholders. Accordingly, our long-term equity incentive program is intended to directly align a significant portion of the compensation of our Named Executive Officers with the interests of our shareholders by motivating and rewarding creation and preservation of long-term shareholder value with measurement to a multi-year performance period.

Pre-IPO Profits Interests Awards. In 2009, we adopted the Profits Sharing Agreement which authorized us to grant profits interests in the form of Ordinary Profits Units in NCLC to certain key employees, including the Named Executive Officers. Each award of Ordinary Profits Units represented a share in any future appreciation of NCLC after the date of grant, subject to vesting conditions and once certain shareholder returns have been achieved.

The Ordinary Profits Units were generally subject to time-based vesting requirements (“TBUs”) and performance-based vesting requirements (“PBUs”). The TBUs were scheduled to vest ratably over five years, subject to the executive’s continued employment with the Company. In general, the PBUs were scheduled to vest, if at all, upon a “realization event” (which is generally defined to mean any receipt of cash dividends, distributions or sale proceeds with respect to our ordinary shares) for the Apollo Funds if the following levels of invested capital are returned to the Apollo Funds in connection with the realization event: 50% of the PBUs will vest if the Apollo Funds receive 100% of their invested capital in the Company and the remaining 50% will vest if the Apollo Funds receive 200% or more of their invested capital in the Company. In March 2014, the Apollo Funds consummated the sale of 7,500,000 shares of the Company’s ordinary shares. As a result of this sale, the Compensation Committee has determined that the Apollo Funds have received over 100% of their invested capital in the Company, and have approved the vesting of 50% of the PBUs.

Mr. Sheehan was also awarded a separate PBU award that will only vest if the Apollo Funds receive 225% or more of their invested capital in the Company. These vesting provisions were established to ensure that the value realized by the Named Executive Officers would increase as the final cash return ultimately realized by the Apollo Funds and our other current shareholders increases.

As part of the Corporate Reorganization in connection with the IPO, all outstanding profits interests granted under the Profits Sharing Agreement to our current employees, including the Ordinary Profits Units described above, were exchanged for an economically equivalent number of Management NCL Corporation Units and stock option awards described below. These Management NCL Corporation Units and stock option awards received upon the exchange of outstanding profits interests are subject to the same time-based vesting requirements and performance-based vesting requirements described above. Subject to certain procedures and restrictions (including the vesting schedules applicable to the Management NCL Corporation Units and any applicable legal and contractual restrictions), each holder of Management NCL Corporation Units has the right to cause NCLC and NCLH to exchange the holder’s Management NCL Corporation Units for NCLH’s ordinary shares at an exchange rate equal to one ordinary share for every Management NCL Corporation Unit (or, at NCLC’s election, a cash payment equal to the value of the exchanged Management NCL Corporation Units), subject to customary adjustments for stock splits, subdivisions, combinations and similar extraordinary events. The exchange right described above is subject to (i) the filing and effectiveness of an applicable registration statement by NCLH that, in its determination, contains all the information which is required to effect a registered sale of its shares and (ii) all applicable legal and contractual restrictions. NCLH reserved for issuance a number of its ordinary shares corresponding to the number of Management NCL Corporation Units. On August 19, 2013, NCLH filed a registration statement with the SEC, which is effective, to register on a continuous basis the issuance of the ordinary shares to be received by the holders of Management NCL Corporation Units who elected or will elect to exchange.

To the extent funds are legally available, the tax agreement governing the NCL Corporation Units provides that NCLC will make cash distributions, which we refer to as “tax distributions,” to the holders of the NCL Corporation Units (including the Management NCL Corporation Units) if ownership of the NCL Corporation Units gives rise to U.S. taxable income for the holders. The U.S. taxable income attributable to NCLH’s ownership of NCL Corporation Units may be different from the relative U.S. taxable income attributable to the Management NCL Corporation Units. In that case, tax distributions may be made on a non-pro rata basis with the holders of Management NCL Corporation Units possibly receiving relative tax distributions greater than the tax distributions received by NCLH. Generally, these tax distributions will be computed based on our estimate of the taxable income, determined for U.S. federal income tax purposes, allocable to the NCL Corporation Unit holder multiplied by the U.S. federal and state income tax rate applicable to each holder, as determined in the sole discretion of NCLH. Any non-pro rata tax distributions made to a Management NCL Corporation Unit holder will reduce the amount of NCLH’s ordinary shares (or cash) that the holder would otherwise receive upon exchange.

We will not grant any additional profits interests under the Profits Sharing Agreement or any new Management NCL Corporation Units.

New Stock Option Awards. In connection with the IPO, NCLH adopted a new omnibus equity incentive plan, the 2013 Performance Incentive Plan that permits NCLH to award all types of incentive awards, including incentive or nonqualified options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards including cash awards (such as annual bonuses or other types of cash incentives). The plan effectively replaces the Profits Sharing Agreement and is our current vehicle for granting long-term equity incentive compensation to our executives and key employees, including the Named Executive Officers.

The Compensation Committee has currently determined to grant long-term equity incentive awards to the Named Executive Officers and other executives in the form of options. The Compensation Committee believes option awards with a multi-year vesting schedule create an incentive for the executives to create and preserve long-term shareholder value, as the options will only have value if our share price increases following the grant date. In June 2013, Mr. Sheehan received options to purchase 500,000 ordinary shares pursuant to his amended and restated employment agreement, and will also be entitled to receive options to purchase 500,000 ordinary shares (subject to adjustment under the terms of the plan) following each annual anniversary of April 1, 2013 while employed under the agreement. All of these option grants will have an ordinary term of 10 years and will vest in four equal annual installments, subject to Mr. Sheehan’s continued employment through each vesting date, and accelerated vesting under certain circumstances.

In July 2013, the Compensation Committee granted the NEOs other than Mr. Sheehan options to purchase ordinary shares. All of these option grants have an ordinary term of 10 years and will vest in four equal annual installments, subject to each NEO’s continued employment through each vesting date. In determining the level of awards granted to each NEO (including Mr. Sheehan), the Compensation Committee took into account their responsibilities, background and experience as well as their expected level of contribution toward achieving the Company’s long-term objectives and the Compensation Committee’s expectations as to the long-term Company performance.

Severance Arrangements and Change in Control Benefits

Each of our Named Executive Officers is employed pursuant to an employment agreement that provides for severance benefits upon an involuntary termination of the Named Executive Officer’s employment by us without cause or, for Mr. Sheehan, a termination by the executive as a result of a constructive termination. The severance benefit in each employment agreement was originally negotiated in connection with the commencement of each executive’s employment with the Company, or upon a change of their responsibilities. In each case, our Compensation Committee determined that it was appropriate to provide the executive with severance benefits under the circumstances in light of each of their respective positions with the Company, general competitive practices and as part of each of their overall compensation package. The severance benefits payable to each of our Named Executive Officers upon a qualifying termination of employment generally includes a cash payment based on the executive’s base salary (and in some cases, including bonus), and continued medical benefits for the applicable severance period at the Company’s expense.

The Company does not believe that the Named Executive Officers should be entitled to any cash severance benefits merely because of a change in control of the Company. Accordingly, none of the Named Executive Officers are entitled to any such payments or benefits upon the occurrence of a change in control of the Company unless there is an actual or constructive termination of employment following the change in control.

The material terms of these benefits are described in the “Potential Payments Upon Termination or Change in Control” section below.

Other Elements of Compensation

Share Option Scheme for Shares of Genting HK

Certain directors and employees of Genting HK and the Company, including Mr. Stuart, were granted options to purchase shares of Genting HK under the Share Option Scheme adopted by Genting HK on August 23, 2000 (as effected on November 30, 2000 and amended on May 22, 2002). None of the Named Executive Officers other than Mr. Stuart have been granted awards under this plan. The Share Option Scheme expired on November 29, 2010, whereupon no further options can be granted under this plan. All options outstanding under this plan are vested and exercisable. These options do not relate to NCLH’s ordinary shares, and are not considered a part of our current executive compensation program.

Supplemental Executive Retirement Plan

We maintain a Supplemental Executive Retirement Plan (“SERP”), which is a legacy unfunded defined contribution plan for certain of our executives who were employed by the Company in an executive capacity prior to 2008. The SERP was frozen to future participation following that date. Messrs. Sheehan and Stuart are the only Named Executive Officers who are eligible to participate in the SERP. The SERP provides for Company contributions on behalf of the participants to compensate them for the benefits that are limited under our 401(k) Plan. We credit participants under the SERP for amounts that would have been contributed by us to the Company’s previous Defined Contribution Retirement Plan and our former 401(k) Plan without regard to any limitations imposed by the Code. Participants do not make any elective contributions under this plan.

In 2013, the Company made a contribution to the SERP for Messrs. Sheehan and Stuart, and certain amounts were paid to Messrs. Sheehan and Stuart, in lieu of being contributed to the SERP, in order to comply with and avoid adverse consequences under currently applicable tax rules. The Company contribution amount for Messrs. Sheehan and Stuart for 2013 is included in the “2013 Summary Compensation” table below and the footnotes thereto. Additional information about the SERP is provided in the “Nonqualified Deferred Compensation Table” and the narrative to the table below.

Senior Management Retirement Savings Plan

We maintain a Senior Management Retirement Savings Plan (“SMRSP”), which is a legacy unfunded defined contribution plan for certain of our employees, including Mr. Stuart, who were employed by the Company prior to 2001. Mr. Stuart is the only Named Executive Officer who is eligible to participate in the SMRSP. The SMRSP provides for Company contributions on behalf of the participants to compensate them for the difference between the qualified plan benefits that were previously available under the Company’s cash balance pension plan and the redesigned 401(k) Plan. We credit participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to the Company’s previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan.

The amount of the contribution for 2013 was paid to Mr. Stuart in 2013 in order to comply with and avoid adverse consequences under currently applicable tax rules. The Company contribution amount for Mr. Stuart for 2013 is included in the “2013 Summary Compensation” table below and the footnotes thereto. Additional information about the SMRSP is provided in the “Nonqualified Deferred Compensation” table and the narrative to the table below.

Benefits and Perquisites

We provide our Named Executive Officers with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees.

In addition, the Named Executive Officers receive a cash automobile allowance, as well as coverage under the Company’s Medical Executive Reimbursement Plan which provides them with reimbursement of certain medical, dental and vision expenses. The Company believes that the level and mix of perquisites it provides to the Named Executive Officers is consistent with market compensation practices.

Share Ownership Program

We do not currently have a share ownership program in place for our Named Executive Officers.

Compensation Risk Assessment

The Company conducted a risk assessment of the Company’s compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In particular, our Compensation Committee believes that the design of the Company’s annual performance incentive programs and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our executive compensation program is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Tan Sri Lim Kok Thay

Marc J. Rowan

Steve Martinez

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by NCLH (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent NCLH specifically incorporates such report by reference therein.

COMPENSATION OF EXECUTIVE OFFICERS

The “2013 Summary Compensation” table below quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers for 2013, 2012 and 2011. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus, long-term equity incentives and nonqualified deferred compensation.

The “2013 Summary Compensation” table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in 2013” table, and the accompanying description of the material terms of our nonqualified stock option grants, provides information regarding the cash and long-term equity incentives awarded to our Named Executive Officers. The sections entitled “—Outstanding Equity Awards at December 31, 2013” and “—Options Exercises and Stock Vested in 2013” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

2013 SUMMARY COMPENSATION

The following table presents information regarding compensation of each of our Named Executive Officers for services rendered during 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Kevin M. Sheehan	2013	1,428,558	—	2,066,084	7,740,000	2,685,336	708,473	14,628,451
President and	2012	1,113,423	—	589,335	—	2,078,237	577,389	4,358,384
Chief Executive Officer	2011	1,060,391	166,667	—	—	2,057,159	566,619	3,850,836

Wendy A. Beck	2013	528,250	—	549,401	773,500	480,043	22,583	2,353,777
Executive Vice President and	2012	515,337	—	—	—	721,566	147,336	1,384,239
Chief Financial Officer	2011	504,507	—	—	—	484,326	70,577	1,059,410

Andrew Stuart	2013	500,852	—	698,677	773,500	446,379	210,045	2,629,453
Executive Vice President, Global	2012	488,638	—	—	—	684,212	175,400	1,348,250
Sales and Passenger Services	2011	476,771	133,333	—	—	452,932	177,338	1,240,374

Maria Miller	2013	381,689	—	258,145	386,750	237,933	23,437	1,287,954
Senior Vice President,	2012	372,375	—	—	—	465,588	22,818	860,781
Marketing	2011	363,367	—	—	—	241,640	24,199	629,206

Robert Becker	2013	275,438	350,000	279,470	386,750	—	22,371	1,314,029
Senior Vice President,	2012	268,696	350,000	—	—	256,740	21,760	897,196
Consumer Research	2011	262,164	350,000	—	—	—	14,308	626,472

(1)	The amounts reported for 2011 in the “Bonus” column of the table above represent the portion of the leadership retention awards that were earned in connection with their services in 2011 for Mr. Sheehan and Mr. Stuart. The amounts for Mr. Becker represent his annual bonus.

(2)	For 2013, the amounts reported in the “Stock Awards” column of the table above reflect the incremental fair value recognized under FASB ASC Topic 718 in connection with the exchange of Ordinary Profits Units for Management NCL Corporation Units and stock options. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the Management NCL Corporation Units awards and share option awards contained in Note 8, Employee Benefits and Share Option Plans, to our consolidated financial statements for the year ended December 31, 2013 included in our Form 10-K filed on February 21, 2014.

(3)	For 2013, the amounts reported in the “Option Awards” column of the table reflect the grant-date fair value under FASB ASC Topic 718 of the new stock option awards granted to the Named Executive Officers in June and July of 2013. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the share option awards contained in Note 8, Employee Benefits and Share Option Plans, to our consolidated financial statements for the year ended December 31, 2013 included in our Form 10-K filed on February 21, 2014.

(4)	Please see Compensation Discussion and Analysis section above for a description of the incentive bonuses awarded to the Named Executive Officers for 2013.

(5)	The following table provides detail for the amounts reported for 2013 in the “All Other Compensation” column of the table.

Name	Auto ($)(1)	Relocation Assistance ($)(2)	Contributions to SERP ($)(3)	Contributions to SMRSP ($)(4)	Other Perquisites ($)(5)	Total ($)
Kevin M. Sheehan	27,000	—	664,085	—	17,388	708,473
Wendy A. Beck	14,400	—	—	—	8,183	22,583
Andrew Stuart	14,400	—	175,541	10,990	9,114	210,045
Maria Miller	14,400	—	—	—	9,037	23,437
Robert Becker	14,400	—	—	—	7,971	22,371

(1)	Represents a cash automobile allowance.

(2)	Represents amounts paid directly to the Named Executive Officer as well as relocation expenses paid directly by the Company.

(3)	Represents the Company contribution to the Company’s Supplemental Executive Retirement Plan.

(4)	Represents the Company contribution to the Company’s Senior Management Retirement Savings Plan.

(5)	Represents medical executive reimbursement, flexible credits and life insurance premiums.

Description of Employment Agreements—Salary and Bonus Amounts

Kevin M. Sheehan

Mr. Sheehan is employed as our President and Chief Executive Officer pursuant to an amended and restated employment agreement with the Company effective as of April 1, 2013. The initial term of Mr. Sheehan’s employment under the agreement is three years. On each of the first and second anniversaries of the effective date, the agreement will automatically renew for an additional year, subject to the same terms and conditions, unless either we or Mr. Sheehan does not agree on such extension and provides notice within ten days prior to the applicable anniversary date. The agreement provides for a minimum annual base salary of $1,550,000 (which is subject to an automatic 5% increase each year), annual performance-based bonus with a target amount equal to 100% of base salary, and participation in employee benefit plans and perquisite programs generally available to our executive officers. In addition, pursuant to the amended and restated employment agreement, Mr. Sheehan received options to purchase 500,000 ordinary shares under our new long-term incentive plan in June 2013, and will also be entitled to receive options to purchase 500,000 ordinary shares (subject to adjustment under the terms of the plan) following each annual anniversary of April 1, 2013 while employed under the agreement. All of these option grants will have an ordinary term of 10 years and will vest in four equal annual installments, subject to Mr. Sheehan’s continued employment through each vesting date and accelerated vesting under certain circumstances.

Wendy A. Beck

Ms. Beck is employed as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement with the Company effective as of September 20, 2010. The initial term of Ms. Beck’s employment under the agreement is one year. The agreement renewed for an additional year on September 19, 2013 and will renew each anniversary thereafter, subject to the same terms and conditions, unless either we or Ms. Beck gives notice of non-renewal within ninety days prior to the end of the term. The agreement provides for a minimum annual base salary of $500,000, annual performance-based bonus with a target amount equal to 50% of base salary, long-term incentive compensation as determined by our Compensation Committee, relocation assistance and participation in employee benefit plans and perquisite programs generally available to our executive officers.

Andrew Stuart

Mr. Stuart is employed as our Executive Vice President, Global Sales and Passenger Services pursuant to an employment agreement with the Company. The initial term of Mr. Stuart’s employment agreement is one year. The agreement renewed for an additional year on July 8, 2013 and will renew each anniversary thereafter, subject to the same terms and conditions, for additional one-year terms unless either we or Mr. Stuart gives notice of non-renewal within ninety days prior to the end of the term. The agreement provides for a minimum annual base salary of $455,620, annual performance-based bonus with a target amount equal to 50% of base salary, long-term incentive compensation as determined by our Compensation Committee, and participation in employee benefit plans and perquisite programs generally available to our executive officers.

Maria Miller

Ms. Miller is employed as our Senior Vice President, Marketing pursuant to an employment agreement with the Company. The initial term of Ms. Miller’s employment under the agreement is one year. The agreement automatically renewed for an additional year on May 31, 2013 and will renew each anniversary thereafter, subject to the same terms and conditions, for additional one-year terms unless either we or Ms. Miller gives notice of non-renewal within ninety days prior to the end of the term. The agreement provides for a minimum annual base salary of $350,000, annual performance-based bonus with a target amount equal to 35% of base salary, long-term incentive compensation as determined by our Compensation Committee, relocation assistance and participation in employee benefit plans and perquisite programs generally available to our executive officers.

Robert Becker

Mr. Becker is employed as our Senior Vice President, Consumer Research pursuant to an employment agreement with the Company. The initial term of Mr. Becker’s employment agreement is two years. The agreement renewed for an additional year on March 16, 2013 and will renew each anniversary thereafter, subject to the same terms and conditions, for additional one-year terms unless either we or Mr. Becker gives notice of non-renewal within ninety days prior to the end of the term. The agreement provides for a minimum annual base salary of $250,000, annual bonus of $350,000, long-term incentive compensation as determined by our Compensation Committee, and participation in employee benefit plans and perquisite programs generally available to our executive officers.

GRANTS OF PLAN-BASED AWARDS IN 2013

The following table presents all plan-based awards granted to our Named Executive Officers during the year ended December 31, 2013.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)	All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(7) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
Kevin M. Sheehan
2013 Bonus	1/1/2013	—	1,428,558	2,857,116	—	—	—		—	—
Ordinary Profits Units Exchange(2)	1/18/2013	—	—	—	1,811,515	608,912	360,038	(5)	$19.00	$2,066,084
Option Awards	6/4/2013	—	—	—	—	—	500,000	(6)	$31.41	$7,740,000
Wendy A. Beck
2013 Bonus	1/1/2013	—	264,125	528,250	—	—	—		—	—
Ordinary Profits Units Exchange(2)	1/18/2013	—	—	—	252,769	150,372	102,398	(5)	$19.00	$549,401
Option Awards	7/1/2013	—	—	—	—	—	50,000	(6)	$30.95	$773,500
Andrew Stuart
2013 Bonus	1/1/2013	—	250,426	500,852	—	—	—		—	—
Ordinary Profits Units Exchange(2)	1/18/2013	—	—	—	337,025	226,751	110,276	(5)	$19.00	$698,677
Option Awards	7/1/2013	—	—	—	—	—	50,000	(6)	$30.95	$773,500
Maria Miller
2013 Bonus	1/1/2013	—	133,591	267,182	—	—	—		—	—
Ordinary Profits Units Exchange(2)	1/18/2013	—	—	—	126,384	85,032	41,354	(5)	$19.00	$258,145
Option Awards	7/1/2013	—	—	—	—	—	25,000	(6)	$30.95	$386,750
Robert Becker	—	—	—	—	—	—	—		—	—
Ordinary Profits Units Exchange(2)	1/18/2013	—	—	—	134,810	90,700	44,111	(5)	$19.00	$279,470
Option Awards	7/1/2013	—	—	—	—	—	25,000	(6)	$30.95	$386,750

(1)	Amounts in these columns show the range of possible payouts under the Company’s annual performance incentive cash bonus program based on performance during 2013, as described in the Compensation Discussion and Analysis.

(2)	Amounts reported for the “Ordinary Profits Units Exchange” represent the number of Management NCL Corporation Units and options issued in connection with the exchange of Ordinary Profits Units, as described in more detail in the Compensation Discussion and Analysis.

(3)	Amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column represent the following number of Management NCL Corporation Units and options that will vest upon a “realization event” for the Apollo Funds if, and to the extent that, the Apollo Funds receive specified levels of their invested capital in the Company in connection with the realization event: Mr. Sheehan (1,110,153 Management NCL Corporation Units and 701,362 options); Ms. Beck (150,372 Management NCL Corporation Units and 102,397 options); Mr. Stuart (226,750 Management NCL Corporation Units and 110,275 options); Ms. Miller (85,031 Management NCL Corporation Units and 41,353 options); and Mr. Becker (90,700 Management NCL Corporation Units and 44,110 options).

(4)	Amounts reported in the “All Other Stock Awards: Number of Shares of Stock or Units” column represent the Management NCL Corporation Units that maintain time-based vesting requirements.

(5)	These amounts represent options issued in connection with the exchange of Ordinary Profits Units that maintain time-based vesting requirements.

(6)	These amounts represent the new option awards granted to the Named Executive Officers in June and July of 2013. All options reported in this table were granted under our 2013 Performance Incentive Plan.

(7)	For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see footnotes 2 and 3 to the “2013 Summary Compensation” table above.

Description of New Option Awards

In June and July of 2013, the Compensation Committee granted new option awards to the Named Executive Officers under our 2013 Performance Incentive Plan. All of these option grants have an ordinary term of 10 years and will vest in four equal annual installments, subject to the executive’s continued employment through each vesting date. The options may also vest on an accelerated basis under the circumstances described in the “Potential Payments Upon Termination or Change in Control” section below. The options are not entitled to any dividend or equivalent payments prior to exercise, and are subject to all of the terms of our 2013 Performance Incentive Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2013. As described in more detail in the Compensation Discussion and Analysis, each vested Management NCL Corporation Unit reported in the following table is exchangeable for one ordinary share of NCLH, subject to certain restrictions and adjustments for stock splits, subdivisions, combinations and similar extraordinary events.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Kevin M. Sheehan	271,554		88,484	(4)	701,362	$19.00		1/17/2020	96,880	(4)	3,436,334	1,110,153	39,377,127
	—		500,000	(5)	—	$31.41		6/3/2023	—		—	—	—

Wendy A. Beck	61,439		40,959	(6)	102,397	$19.00		1/17/2020	60,149	(6)	2,133,485	150,372	5,333,695
									—		—	—	—
	—		50,000	(5)	—	$30.95		6/30/2023	—		—	—	—

Andrew Stuart	126,549	(8)	—		—	$0.21	(9)	8/24/2014	—		—	—	—
	110,276		—		110,275	$19.00		1/17/2020	—		—	226,750	8,042,823
									—		—	—	—
	—		50,000	(5)	—	$30.95		6/30/2023	—		—	—	—

Maria Miller	33,083		8,271	(7)	41,353	$19.00		1/17/2020	17,006	(7)	603,203	85,031	3,016,050
									—		—	—	—
	—		25,000	(5)	—	$30.95		6/30/2023	—		—	—	—

Robert Becker	44,111		—		44,110	$19.00		1/17/2020	—		—	90,700	3,217,129
	—		25,000	(5)	—	$30.95		6/30/2023

(1)	Represents unvested options or Management NCL Corporation Units subject to performance-based vesting requirements. These performance-based options or Management NCL Corporation Units vest upon a “realization event” for the Apollo Funds if, and to the extent that, the Apollo Funds receive specified levels of their invested capital in the Company in connection with the realization event.

(2)	Represents unvested Management NCL Corporation Units subject to time-based vesting requirements.

(3)	The market value of the Management NCL Corporation Units was calculated based on the $35.47 closing price of a NCLH ordinary share as of December 31, 2013.

(4)	Includes 34,133 options and 50,124 Management NCL Corporation Units that vest in substantially equal installments on each of September 15, 2014 and 2015 and 54,351 options and 46,756 Management NCL Corporation Units that vest in substantially equal installments on each of September 4, 2014, 2015, 2016 and 2017.

(5)	The options of the Named Executive Officers other than Mr. Sheehan vest in four substantially equal annual installments on the first four anniversaries of the July 2013 grant date. Mr. Sheehan’s options will vest in substantially equal installments on April 1, 2014, 2015, 2016 and 2017.

(6)	These options and Management NCL Corporation Units will vest in substantially equal installments on each of September 20, 2014 and 2015.

(7)	These options and Management NCL Corporation Units will vest on June 1, 2014.

(8)	Represents fully vested stock options to purchase common shares of Genting HK granted to Mr. Stuart under the Share Option Scheme adopted by Genting HK on August 23, 2000 (as effected on November 30, 2000 and amended on May 22, 2002). These options do not relate to the Company’s ordinary shares.

(9)	This amount was converted to U.S. dollars using the exchange rate as of December 31, 2013 of 1 Hong Kong = U.S. $0.129.

OPTIONS EXERCISES AND STOCK VESTED IN 2013

The following table presents information regarding all stock options exercised and value received upon exercise, and all stock awards vested and the value realized upon vesting, by the Named Executive Officers during 2013.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin M. Sheehan	—	—	121,783	2,796,101
Wendy A. Beck	—	—	30,074	993,959
Andrew Stuart	—	—	45,350	861,650
Maria Miller	—	—	17,006	522,941
Robert Becker	—	—	18,140	540,935

NONQUALIFIED DEFERRED COMPENSATION

The following table presents information on contributions to, earnings accrued under and distributions to our Named Executive Officers from our nonqualified defined contribution plans during the year ended December 31, 2013.

Name	Plan Name	Executive Contributions in FY 2013 ($)	Registrant Contributions in FY 2013 ($)(1)	Aggregate Earnings in FY 2013 ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at End FY 2013 ($)
Kevin M. Sheehan	SERP	—	664,085	—	664,085	—
	SMRSP	—	—	—	—	—
Wendy A. Beck	SERP	—	—	—	—	—
	SMRSP	—	—	—	—	—
Andrew Stuart	SERP	—	175,541	5,683	175,541	436,184
	SMRSP	—	10,990	1,121	10,990	84,810
Maria Miller	SERP	—	—	—	—	—
	SMRSP	—	—	—	—	—
Robert Becker	SERP	—	—	—	—	—
	SMRSP	—	—	—	—	—

(1)	Company contributions in this column are reported in the All Other Compensation Column in the Summary Compensation Table above.

(2)	Aggregate earnings in the last year are not included in the “2013 Summary Compensation” table above because they are not above market or preferential as determined by SEC rules.

(3)	Represents amounts credited to plan accounts that vested in 2013 and were distributed in 2013 in order to comply with and avoid adverse tax consequences under applicable tax rules.

The Company maintains the Supplemental Executive Retirement Plan (“SERP”), which is an unfunded defined contribution plan for certain of our executives, including Messrs. Sheehan and Stuart, who were employed by the Company in an executive capacity prior to 2008. The Company made contributions on behalf of the participants to compensate them for the benefits that are limited under the 401(k) Plan. We credit participants under the SERP Plan for amounts that would have been contributed by us to the Company’s previous Defined Contribution Retirement Plan and the former 401(k) Plan without regard to any limitations imposed by the Code. Participants do not make contributions to this plan. Participant accounts are credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2013, the rate of return used was 1.34%. In order to comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 will be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continue to accrue interest and will be distributed upon the first to occur of termination, death or disability or December 31, 2017. No withdrawals are permitted under the SERP.

The Company also maintains the Senior Management Retirement Savings Plan (“SMRSP”), which is an unfunded defined contribution plan for certain of our employees, including Mr. Stuart, who were employed by the Company prior to 2001. Mr. Stuart is the only Named Executive Officer who is eligible to participate in the SMRSP. The Company made contributions on behalf of the participants to compensate them for differences between the qualified plan benefits that were previously available under the Company’s cash balance pension plan and the redesigned 401(k) Plan. We credit participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to the Company’s previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan. Participants do not make contributions to this plan. Participant accounts are credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable

Asset Income Fund, subject to a 5% maximum. For 2013, the rate of return used was 1.34%. In order to comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 will be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continue to accrue interest and will be distributed upon the first to occur of termination, death or disability or December 31, 2017. No withdrawals are permitted under the SMRSP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that would have become payable to the Named Executive Officers in connection with a termination of their employment and/or a change in control of the Company occurring on December 31, 2013. All of the benefits described below would be provided by us. Please see “Compensation Discussion and Analysis” above for a discussion of how the level of these benefits was determined.

In addition to the benefits described below, outstanding performance-based options and Management NCL Corporation Units held by our Named Executive Officers on December 31, 2013 may also have become vested in connection with a change in control if the change in control constituted a “realization event” (which is generally defined to mean any receipt of cash dividends, distributions or sale proceeds with respect to our ordinary shares) for the Apollo Funds and the applicable vesting conditions were satisfied. Our Named Executive Officers would also be entitled to receive any accrued benefits disclosed above under “Nonqualified Deferred Compensation” in connection with a termination of their employment.

Kevin M. Sheehan

Mr. Sheehan’s employment agreement with the Company provides for certain benefits to be paid to Mr. Sheehan in connection with a termination of his employment with the Company under the circumstances described below. In each case, Mr. Sheehan would be entitled to receive all amounts that he has earned but are unpaid regardless of the circumstances under which his employment terminates (his “accrued obligations”).

Severance Benefits—Termination of Employment. In the event that Mr. Sheehan’s employment is terminated during the employment term either by the Company without “cause” or by Mr. Sheehan as a result of a “constructive termination” (as those terms are defined in the Employment Agreement) or because the Company elects not to extend the term of his Employment Agreement, Mr. Sheehan would be entitled to receive:

•	a lump sum payment equal to two times the sum of (i) his current base salary at the annualized rate in effect on the severance date and (ii) his Target Bonus for the year in which the severance date occurs; and

•	continuation of medical and dental coverage for Mr. Sheehan and his eligible dependents on substantially the same terms and conditions provided to active employees of the Company until the first to occur of: (i) the end of the month in which he turns 65; (ii) the date of his death; (iii) the date he becomes eligible for Medicare benefits under the Social Security Act, or; (iv) the date he becomes eligible for coverage under the health plan of a future employer.

In addition, if Mr. Sheehan’s employment was terminated by the Company without cause or by Mr. Sheehan as a result of a constructive termination, Mr. Sheehan would be entitled to accelerated vesting of one-third of the total number of Management NCL Corporation Units originally granted to Mr. Sheehan in July 2009 that are outstanding and unvested on his severance date as well as one-third of the options issued to him in connection with the exchange of Ordinary Profits Units for Management NCL Corporation Units that are related to the July 2009 award. Mr. Sheehan would also be entitled to accelerated vesting of all unvested stock options granted under his new employment agreement. Mr. Sheehan’s right to receive the severance benefits described above is subject to him executing a release of claims in favor of the Company.

Severance Benefits—Other Terminations. In the event that Mr. Sheehan’s employment is terminated for any other reason (death, disability, by the Company for cause or by Mr. Sheehan other than for constructive termination), he would only be entitled to receive his accrued obligations.

Restrictive Covenants. Pursuant to Mr. Sheehan’s employment agreement, he has agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his employment with the Company. In addition, Mr. Sheehan has agreed that for a period of one year after his employment terminates he will not compete with the business of the Company or its affiliates, for a period of two years after his employment terminates, he will not solicit the employees of the Company or its affiliates and for a period of one year after his employment terminates, he will not solicit the guests of the Company or its affiliates.

Other Named Executive Officers

The employment agreement of each of the Named Executive Officers (other than Mr. Sheehan) with the Company, described above under the heading “Description of Employment Agreements—Salary and Bonus Amounts,” provides for certain benefits to be paid to the Named Executive Officer in connection with a termination of his or her employment with the Company under the circumstances described below. In each case, the Named Executive Officer is entitled to receive all amounts that he or she has earned but are unpaid regardless of the circumstances under which his or her employment terminates (his or her “accrued obligations”).

Severance Benefits—Termination of Employment. In the event that the Named Executive Officer’s employment is terminated during the employment term by the Company without “cause,” the Named Executive Officer will be entitled to receive:

•	an amount equal to one times the executive’s then current base salary at the annualized rate in effect on the severance date, payable over a twelve month period in accordance with the Company’s regular payroll cycle practices following termination, and;

•	continuation of medical and dental coverage for the executive and his or her eligible dependents on substantially the same terms and conditions in effect on his or her termination until the first to occur of: (i) twelve months following termination, (ii) the date of his or her death; (iii) the date he or she becomes eligible for coverage under the health plan of a future employer; or (iv) the date the Company is no longer obligated to offer COBRA continuation coverage to the executive.

Each Named Executive Officer’s right to receive the severance benefits described above is subject to him or her executing a release of claims in favor of the Company.

Severance Benefits—Other Terminations. In the event that the Named Executive Officer’s employment is terminated by the Company for any other reason (death, disability, by the Company for cause or by the Named Executive Officer other than for constructive termination), he or she will only be entitled to receive his or her accrued obligations.

Restrictive Covenants. Pursuant to each Named Executive Officer’s employment agreement, each Named Executive Officer has agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his or her employment with the Company. In addition, each Named Executive Officer has agreed that for a period of one year after his or her employment terminates he or she will not compete with the business of the Company or its affiliates and for a period of two years after his or her employment terminates, the executive will not solicit the employees or guests of the Company or its affiliates.

Estimated Severance and Change in Control Benefits

The following table presents the Company’s estimate of the amount of the benefits to which each of the Named Executive Officers would have been entitled had his or her employment been terminated or a change in control occurred on December 31, 2013 under scenarios noted below.

Name	Voluntary Termination or Cause	Death, Disability or Retirement	Without Cause or Good Reason
Kevin M. Sheehan
Severance Payment	—	—	6,200,000
Insurance Continuation	—	—	103,753
Equity Acceleration	—	—	8,191,924	(1)

Wendy A. Beck
Severance Payment	—	—	532,000
Insurance Continuation	—	—	19,876
Equity Acceleration	—	—	—

Andrew Stuart
Severance Payment	—	—	504,400
Insurance Continuation	—	—	19,876
Equity Acceleration	—	—	—

Maria Miller
Severance Payment	—	—	384,400
Insurance Continuation	—	—	12,620
Equity Acceleration	—	—	—

Robert Becker
Severance Payment	—	—	277,400
Insurance Continuation	—	—	19,876
Equity Acceleration	—	—	—

(1)	Value was determined by taking the value (calculated based on the NCLH share price of $35.47 at December 31, 2013) associated with Mr. Sheehan’s options and July 2009 aggregate unvested Management NCL Corporation Units subject to acceleration as of December 31, 2013. For options, the value presented is equal to the “spread” value at December 31, 2013.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of our Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Board or any member of the Compensation Committee (or other committee performing equivalent functions) of any other company.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity plan information as of December 31, 2013.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	9,524,850	$23.28	10,096,400
Equity compensation plans not approved by security holders	—	—	—
Total	9,524,850	$23.28	10,096,400

(1)	Represents 4,815,158 shares subject to options then outstanding under our 2013 Performance Incentive Plan and 4,709,692 Management NCL Corporation Units.

(2)	This weighted-average exercise price does not reflect the Management NCL Corporation Units, which have no exercise price.

(3)	All of these shares are available under 2013 Performance Incentive Plan and may be granted in the form of options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards available under the 2013 Performance Incentive Plan. No additional Management NCL Corporation Units may be issued. This table does not reflect the shares that will be available under the ESPP if stockholders approve the ESPP proposal.

PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company is providing its shareholders with the opportunity to vote, on non-binding, advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to achieve two principal objectives: (i) effectively attract and retain executives with the requisite skills and experience to help us achieve our business objectives and develop, expand and execute business opportunities that improve long-term shareholder value; and (ii) encourage executives to achieve our short-term and long-term business objectives and increase long-term shareholder value by linking executive compensation to Company performance, increases in long-term shareholder value and individual performance.

Shareholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement. The vote on this resolution, commonly known as a Say-On-Pay-Vote, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual General Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for this Annual General Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal No. 2 above, NCLH’s shareholders are being provided the opportunity to cast an advisory vote on NCLH’s executive compensation.

In accordance with rules of the SEC, this Proposal No. 3 affords shareholders the opportunity to vote, on a non-binding, advisory basis, on how often NCLH should include an advisory vote on executive compensation in its proxy materials for future annual general shareholder meetings (or a special shareholder meeting for which NCLH must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 3, shareholders may vote to have the advisory vote on executive compensation every one year, every two years or every three years.

After careful consideration, our Board believes that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on NCLH’s executive compensation program. The Compensation Committee, which administers NCLH’s executive compensation program, values the opinions expressed by shareholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.

This proposal on the frequency of future advisory votes on executive compensation is advisory only and will not be binding on NCLH, our Board or the Compensation Committee. In voting on this proposal, you will be able to indicate your preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. If you do not have a preference regarding the frequency of future advisory votes on executive compensation, you should abstain from voting on the proposal. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to NCLH’s executive compensation program.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY ONE YEAR (AS OPPOSED TO EVERY TWO YEARS OR EVERY THREE YEARS).

PROPOSAL 4 — APPROVAL OF THE NORWEGIAN CRUISE LINE HOLDINGS LTD. EMPLOYEE STOCK PURCHASE PLAN

General

At the Annual General Meeting, shareholders will be asked to approve the ESPP, which was adopted, subject to shareholder approval, by the Board on March 19, 2014.

Under the ESPP, the Company’s ordinary shares will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s ordinary shares during periodic “Offering Periods” as described below. The Board believes that the ESPP will help the Company retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company’s shareholders. The ESPP will not be effective without shareholder approval.

Summary Description of the ESPP

The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which is attached as Annex I to this Proxy Statement.

Purpose

The purpose of the ESPP is to provide eligible employees with an opportunity to purchase the Company’s ordinary shares at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and its shareholders.

Operation of the ESPP

The ESPP will generally operate in successive six-month periods referred to as “Offering Periods,” provided that the plan administrator may provide in advance that a particular Offering Period will be of a different duration and/or will consist of one or more “purchase periods.” However, an Offering Period may not be shorter than three months and may not be longer than twenty-seven months. The timing of the initial Offering Period under the plan will be established by the plan administrator.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase the Company’s ordinary shares. A participant must designate in his or her election the amount or percentage of his or her compensation to be withheld from his or her pay during that Offering Period or otherwise contributed for the purchase of shares under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. Subject to certain limits, a participant generally may elect to terminate (but may not otherwise increase or decrease) his or her contributions to the ESPP during an Offering Period. A participant generally may elect to increase, decrease or terminate his or her contributions to the ESPP effective with the first Offering Period that commences after the election is received. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Purchase Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Purchase Date by the “Option Price” for that Offering Period. The determination of the Option Price for an Offering Period may be changed from time to time, except that in no event may the Option Price for an Offering Period be lower than the lesser of (i) 85% of the fair market value of an ordinary share of the Company on the applicable Grant Date, or (ii) 85% of the fair market value of an ordinary share of the Company on the applicable Purchase Date. Although the ESPP gives us flexibility to change the method for setting the Option Price, we initially expect to set the Option Price under the ESPP using the formula described above. We may change, if we desire, the method for establishing the Option Price in the future provided that any change we make is permitted by the ESPP and will not take effect until the next Offering Period after the change. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility

Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must be customarily employed by the Company or a participating subsidiary for more than twenty hours per week and for more than five months per calendar year.

As of February 24, 2014, approximately 17,000 employees of the Company and its participating subsidiaries (including all of our NEOs that are currently employed by the Company or one of its participating subsidiaries) were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions

If shareholders approve the ESPP, a maximum of 2,000,000 of the Company’s ordinary shares may be purchased under the ESPP. Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute less than $10 dollars or more than 10% of his or her compensation to the purchase of shares under the ESPP in any one payroll period.

•	A participant cannot purchase more than 1,500 ordinary shares under the ESPP with respect to any one Offering Period.

•	A participant cannot accrue rights to purchase more than $25,000 of shares (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the shares) under the ESPP in any one calendar year.

•	A participant will not be granted an option under the ESPP if it would cause the participant to own shares and/or hold outstanding options to purchase shares representing 5% or more of the total combined voting power or value of all classes of shares of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the Code.

We have the flexibility to change the $10 dollar and 10% contribution limits and the individual share limit referred to above from time to time without shareholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without shareholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Anti-dilution Adjustments

As is customary in stock incentive plans of this nature, the number and type of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include, but are not limited to, reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our shareholders.

Termination of Participation

A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Purchase Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant otherwise no longer satisfies the eligibility requirements described above.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions

A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration

The ESPP is administered by the Board or by a committee appointed by the Board. The Board has appointed the Compensation Committee of the Board as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons. The administrator may also adopt rules, procedures, separate offerings or sub-plans applicable to particular subsidiaries or locations.

No Limit on Other Plans

The ESPP does not limit the ability of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s ordinary shares, under any other plan or authority.

Amendments

The Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Shareholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirements of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without shareholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.

Termination

No new Offering Periods will commence under the ESPP on or after April 24, 2024, unless the Board terminates the ESPP earlier. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Purchase Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Purchase Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Purchase Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Purchase Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Purchase Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Securities Underlying Awards

To help assess the potential dilutive impact of the ESPP, the number of the Company’s ordinary shares issued and outstanding as of December 31, 2013 was 205,160,340 shares, while the number of ordinary shares issued and outstanding as of February 24, 2014 was 205,167,499 shares. The closing price of the Company’s ordinary shares as of February 24, 2014 was $34.11 per share. Based solely on the closing price of our ordinary shares as reported by NASDAQ on February 24, 2014, the maximum aggregate market value of the ordinary shares that could be issued under the ESPP is $68,220,000 million. The shares we issue under the ESPP will be authorized but unissued shares.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase the Company’s ordinary shares under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. We have not approved any awards that are conditioned upon shareholder approval of the ESPP.

Equity Compensation Plan Information

For additional information on the Company’s equity compensation plans, please see the “Equity Compensation Plan Information” section on page 50.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE NORWEGIAN EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE AND SET FORTH IN ANNEX I HERETO.

PROPOSAL 5 — RATIFICATION OF PRINCIPAL INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC to serve as our independent registered certified public accounting firm for the year ending December 31, 2014. As required by our bye-laws and applicable law, the appointment of PwC and the fixing of PwC’s remuneration must be approved by the shareholders at the Annual General Meeting. If shareholders do not ratify the appointment of PwC and the Audit Committee’s determination of PwC’s remuneration, the Audit Committee will consider the appointment of another independent registered certified public accounting firm. In addition, even if shareholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered certified public accounting firm if it believes that such a change would be in the best interests of NCLH and its shareholders.

A representative of PwC is expected to attend the Annual General Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Aggregate fees for professional services rendered by PwC for the years ended December 31, 2013 and 2012 were:

	Total Fees Year Ended December 31,
	2013	2012
	(in thousands)
Audit fees	$3,838	$1,542
Audit-related fees	221	—
Tax fees	2,032	34
All other fees	2	2

Total	$6,093	$1,578

The audit fees for the years ended December 31, 2013 and 2012 relate to the aggregate fees billed by PwC in connection with the audit of our regulatory and statutory reports, issuance of comfort letters and our Sarbanes-Oxley 404 attestation.

The audit-related fees for the years ended December 31, 2013 and 2012 were related to risk assessments performed, a business acquisition audit and a consultation.

Tax fees for the years ended December 31, 2013 and 2012 were related to tax return preparation, implementation of the global tax platform and other tax services.

All other fees for the year ended December 31, 2013 and 2012 related to the PwC annual on-line subscription research tool.

Pursuant to the terms of its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered certified public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered certified public accounting firm or on an individual basis. The Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members and, pursuant to this authority, provided that any decisions to pre-approve any audit or non-audit services must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the non-audit services provided by our independent registered certified public accounting firm in 2013 and 2012.

The Audit Committee has considered and determined that the services provided by PwC are compatible with maintaining PwC’s independence.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PwC AS OUR PRINCIPAL INDEPENDENT AUDITOR FOR THE YEAR 2014 AND THE AUDIT COMMITTEE’S DETERMINATION OF PwC’s REMUNERATION.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered certified public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2013 with management and with our independent registered certified public accounting firm. In addition, the Audit Committee discussed with our independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered certified public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered certified public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered certified public accounting firm described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

Walter L. Revell (Chair)

John Chidsey

F. Robert Salerno

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by NCLH (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent NCLH specifically incorporates such report by reference therein.

[1]	Mr. Steve Martinez was a member of the Audit Committee until his resignation from the Audit Committee on January 17, 2014. Prior to his resignation, Mr. Martinez took part in the review and discussions referred to in the foregoing report.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

In order for a shareholder proposal to be eligible for inclusion in our proxy statement under the rules of the SEC for next year’s 2015 annual general meeting of shareholders, the written proposal must be received by the Assistant Secretary of the Company at our offices no later than November 20, 2014 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If we change the date of the 2015 annual general meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2015 annual general meeting of shareholders.

Our bye-laws provide that in order for a shareholder proposal to be presented at our 2015 annual general meeting of shareholders, including shareholder nominations for candidates for election as directors, written notice to the Assistant Secretary of the Company of such shareholder proposal or director nomination must be received at our executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding annual general meeting of shareholders. This requirement is independent of and in addition to the notice required under SEC rules for inclusion of a shareholder proposal in our proxy materials. As a result, shareholders who intend to present proposals or director nominations at the 2015 annual general meeting of shareholders under these provisions must give written notice of the proposal to the Assistant Secretary no earlier than December 25, 2014, and no later than January 24, 2015. However, if the date of the 2015 annual general meeting of shareholders is a date that is more than 30 days before or more than 60 days after April 24, 2015, the anniversary date of the 2014 Annual General Meeting, notice by a shareholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of the 2015 annual general meeting of shareholders and no later than the close of business on the later of the 90th day prior to the 2015 annual general meeting of shareholders, or if the first public announcement of the 2015 annual general meeting of the shareholders is less than 100 days prior to such meeting date, the 10th day after the public announcement of such date.

Our bye-laws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our bye-laws will not be entertained at the 2015 annual general meeting of shareholders. Shareholders should contact the Assistant Secretary in writing at 7665 Corporate Center Drive, Miami, Florida 33126 to obtain additional information as to the proper form and content of shareholder nominations or proposals.

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit proxies personally or by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our ordinary shares and obtaining their voting instructions.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of this Proxy Statement and the 2013 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2013 Annual Report, or if you hold NCLH’s ordinary shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-800-542-1061. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2013 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc., as indicated above.

If your ordinary shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2013 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of ordinary shares of NCLH sharing an address.

ANNUAL REPORT ON FORM 10-K

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS BUT EXCLUDING THE EXHIBIT THERETO), AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, 7665 CORPORATE CENTER DRIVE, MIAMI, FLORIDA 33126, OR BY TELEPHONE REQUEST TO (305) 436-4000.

ALL SHAREHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. If you attend the Annual General Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,

Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary

Miami, Florida

March 20, 2014

Annex I

NORWEGIAN CRUISE LINE HOLDINGS LTD.

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Corporation.

2.	DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

“Board” means the Board of Directors of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

“Compensation” means an Eligible Employee’s regular earnings and shall not include any overtime pay, sick pay, shift differential, shift premium, vacation pay, cash incentive compensation, commissions or cash bonuses. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, the payment of stock units, performance awards, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Corporation or any Subsidiary.

“Contributions” means the bookkeeping amounts credited to the Account of a Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Ordinary Shares under and in accordance with this Plan.

“Corporation” means Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda, and its successors.

“Effective Date” means the date on which this Plan is initially approved by the stockholders of the Corporation.

“Eligible Employee” means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary.” Notwithstanding the foregoing, “Eligible Employee” shall not include any employee:

(a)	whose customary employment is for five (5) months or less in a calendar year; or

(b)	whose customary employment is for twenty (20) hours or less per week.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” on any date means:

(a)	if the Ordinary Shares are listed or admitted to trade on a national securities exchange, the closing price of an Ordinary Share on such date on the principal national securities exchange on which the Ordinary Shares are so listed or admitted to trade, or, if there is no trading of the Ordinary Shares on such date, then the closing price of an Ordinary Share on such exchange on the next preceding date on which there was trading in the Ordinary Shares;

(b)	in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.

“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.

“Individual Limit” has the meaning given to such term in Section 4(b).

“New Purchase Date” has the meaning given to such term in Section 18.

“Offering Period” means the six (6) consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period. Unless otherwise established by the Committee prior to the start of an Offering Period, the duration of each Offering Period shall be as provided in Section 5.

“Option” means the stock option to acquire Ordinary Shares granted to a Participant pursuant to Section 8.

“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

“Ordinary Shares” means the ordinary shares, par value $0.001 per share, of the Corporation, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).

“Plan” means this Norwegian Cruise Line Holdings Ltd. Employee Stock Purchase Plan, as it may be amended or restated from time to time.

“Purchase Date” means, with respect to an Offering Period, the last day of that Offering Period.

“Subscription Agreement “ means the written agreement (including a written agreement in electronic form) filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.

“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.	ELIGIBILITY

Any person employed as an Eligible Employee as of the beginning of any given Offering Period shall be eligible to participate in such Offering Period, subject to the Eligible Employee satisfying the requirements of Section 6.

4.	STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)	Aggregate Share Limit. Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be the Corporation’s authorized but unissued Ordinary Shares. The maximum number of Ordinary Shares that may be delivered pursuant to Options granted under this Plan is 2,000,000 shares, subject to adjustments pursuant to Section 17.

(b)	Individual Share Limit. The maximum number of Ordinary Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 1,500, subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit as it applies to any particular Offering Period, effective no earlier than the first day of such Offering Period without stockholder approval.

(c)	Shares Not Actually Delivered. Shares that are subject to or underlie Options, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

5.	OFFERING PERIODS

During the term of this Plan, the Corporation will grant Options to purchase Ordinary Shares in each Offering Period to all Participants in that Offering Period. The Grant Date and Purchase Date of the initial Offering Period after the Effective Date will be established by the Committee in advance of the Offering Period. Unless otherwise specified in advance by the Committee, each Offering Period thereafter will be of approximately six (6) months duration, with the first such Offering Period commencing immediately after the Purchase Date of the initial Offering Period. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Purchase Date of that Offering Period. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Ordinary Shares remain available for Options pursuant to Section 4.

6.	PARTICIPATION

(a)	Enrollment. An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Employee and be filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b)	Contribution Limits. Notwithstanding the foregoing, a Participant may not elect to contribute less than ten dollars ($10) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions. The Committee also may prescribe other limits, rules or procedures for Contributions. In the event the Committee permits Participants to make direct payments of Contributions, the Committee may establish a minimum amount for such direct payments prior to the start of the applicable Offering Period.

(c)	Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions (or, if the Committee permits Participants to make direct payments of Contributions, the Eligible Employee’s agreement to make such contributions). An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be executed and filed with the Corporation.

7.	METHOD OF PAYMENT OF CONTRIBUTIONS

(a)	Participation Accounts. The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account unless the Committee permits Participants to make direct payments of Contributions prior to the start of the applicable Offering Period. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)	Payroll Deductions. Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence on the first pay day which coincides with or immediately follows the applicable Grant Date and shall end on the last pay day which coincides with or immediately precedes the applicable Purchase Date, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.

(c)	Changes in Contribution Elections for Next Offering Period. A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Corporation’s receipt of such election. Except as contemplated by Section 7(d) and 7(e), changes in Contribution levels may not take effect during an Offering Period. Other modifications or suspensions of Subscription Agreements are not permitted.

(d)	Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(d) shall only be effective for a particular Offering Period, however, if it is received by the Corporation prior to the Purchase Date of that Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Purchase Date). Partial withdrawals of Accounts are not permitted.

(e)	Discontinuance of Contributions During an Offering Period. A Participant may discontinue his or her Contributions at any time during an Offering Period by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. If a Participant elects to discontinue his or her Contributions pursuant to this Section 7(e), the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Purchase Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(f)	Leaves of Absence. During leaves of absence approved by the Corporation or a Participating Subsidiary and meeting the requirements of Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

8.	GRANT OF OPTION

(a)	Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase a number of Ordinary Shares. The Option shall be exercised on the Purchase Date for that Offering Period. The number of Ordinary Shares to be purchased upon exercise of the Option on the Purchase Date shall be determined by dividing the Participant’s Account balance as of that Purchase Date by the Option Price, subject to the limits of Section 8(c).

(b)	Option Price. The Option Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of the Offering Period; or (ii) 85% of the Fair Market Value of a Share on the Purchase Date of that Offering Period; provided, however, that the Committee may provide prior to the start of any Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of an Ordinary Share on the Grant Date of the Offering Period, or (2) the Fair Market Value of an Ordinary Share on the Purchase Date of that Offering Period, or (3) the lesser of the Fair Market Value of an Ordinary Share on the Grant Date of the Offering Period or the Fair Market Value of an Ordinary Share on the Purchase Date of that Offering Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of an Ordinary Share.

(c)	Limits on Share Purchases. Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(1)	it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or

(2)	such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.	EXERCISE OF OPTION

(a)	Purchase of Shares. Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Purchase Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole Ordinary Shares subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

(b)

Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Purchase Date: (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Purchase Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Purchase Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date. The Participant’s Account shall be reduced on a dollar-for-dollar basis by any amount used to purchase shares hereunder or any amount refunded to the Participant.

10.	DELIVERY OF SHARES

As soon as administratively practicable after the Purchase Date, the Corporation shall, in its discretion, either deliver to each Participant a certificate representing the Ordinary Shares purchased upon exercise of his or her Option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver Ordinary Shares and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such shares.

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)	General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(d), at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b)	Change in Eligible Status; Leave. If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Corporation or a Subsidiary through the Purchase Date for that Offering Period (for example, and without limitation, due to a change in the Participant’s employer from the Corporation or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Corporation or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Corporation or a Subsidiary or on such leave as of the applicable Purchase Date, such Participant’s Contributions shall cease (subject to Section 7(d) and Section 7(f)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Purchase Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(c)	Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d)	Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Corporation or another Subsidiary.

12.	ADMINISTRATION

(a)	The Committee. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)	Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, without limitation, deadlines for making elections or for providing any notices contemplated by this Plan, which deadlines may be more restrictive than any deadlines otherwise contemplated by this Plan); and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures, separate offerings or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.

(c)	Decisions of the Committee are Binding. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d)	Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e)

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

(f)	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or a Subsidiary.

13.	DESIGNATION OF BENEFICIARY

If the Committee permits beneficiary designations with respect to this Plan, then each Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any shares or cash from or with respect to such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan. Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate).

If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death (or in the event the Committee does not permit beneficiary designations under this Plan), the Corporation shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

If a Participant’s death occurs before the end of an Offering Period or subsequent to the end of an Offering Period but prior to the delivery to him or her or for his or her benefit of any shares deliverable under the terms of this Plan, and the Corporation has notice of the Participant’s death, then any shares purchased for that Offering Period and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person entitled to such payment pursuant to this Section 13). If the Committee permits beneficiary designations with respect to this Plan, any such designation shall have no effect with respect to shares purchased and actually delivered (or credited, as the case may be) to or for the benefit of the Participant.

14.	TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

15.	USE OF FUNDS; INTEREST

All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under

A8

this Plan shall be payable in Ordinary Shares or from the general assets of the Corporation and, except for any shares that may be reserved on the books of the Corporation for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.	REPORTS

Statements shall be provided (either electronically or in written form, as the Committee may provide from time to time) to Participants as soon as administratively practicable following each Purchase Date. Each Participant’s statement shall set forth, as of such Purchase Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Ordinary Shares (whether in the form of securities or property); any exchange of Ordinary Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Ordinary Shares); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Corporation, or any other event described in Section 17 that the Corporation does not survive or does not survive as a publicly-traded company in respect of its Ordinary Shares, as the case may be, and the Committee does not make provision for a cash payment or for the substitution or exchange of outstanding Options in accordance with Section 17, then any Offering Period then in progress shall be shortened and a new Purchase Date shall be established by the Committee (the “New Purchase Date”), as of which date the Plan and any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of the consummation of the transaction and the

Committee shall notify each Participant in writing at least ten (10) days prior to the New Purchase Date that the Purchase Date for his or her outstanding Option has been changed to the New Purchase Date and that his or her Option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period in accordance with Section 7(d). The Option Price on the New Purchase Date shall be determined as provided in Section 8(b), and, if applicable, the New Purchase Date shall be treated as the “Purchase Date” for purposes of determining such Option Price.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION

(a)	Effective Date; Termination. Subject to Section 19(b), this Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after the tenth (10th) anniversary of the Effective Date, and this Plan shall terminate as of the Purchase Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that during a particular Offering Period all of the Ordinary Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan and all outstanding Options hereunder shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.

(b)	Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(c)	Certain Additional Committee Authority. Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date stockholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require stockholder approval.

20.	NOTICES

All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of Ordinary Shares are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.	PLAN CONSTRUCTION

(a)	Section 16. It is the intent of the Corporation that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

(b)	Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c)	Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.	EMPLOYEES’ RIGHTS

(a)	No Employment Rights. Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)	No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including Ordinary Shares) of the Corporation or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation.

(c)	No Stockholder Rights. A Participant will not be entitled to any privilege of stock ownership as to any Ordinary Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS

(a)	Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of Bermuda.

(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)	Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(d)	No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Corporation or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Corporation or any Subsidiary (with or without reference to the Ordinary Shares), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

25.	TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Corporation may deduct from a Participant’s Account balance as of a Purchase Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Corporation reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).

Should the Corporation for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Corporation or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Corporation or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event.

26.	NOTICE OF SALE

Any person who has acquired shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Purchase Date of the Offering Period with respect to which such shares were acquired.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

7665 CORPORATE DRIVE

MIAMI, FL 33126

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67589-P46533	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Class I Directors

	Nominees:			For	Against	Abstain

	1a.	Tan Sri Lim Kok Thay		☐	☐	☐

	1b.	David M. Abrams		☐	☐	☐

	1c.	John Chidsey		☐	☐	☐

2.	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers			☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

The Board of Directors recommends you vote ONE YEAR on the following proposal:			One Year	Two Years	Three Years	Abstain	4.	Approval of the Norwegian Cruise Line Holdings Ltd. Employee Stock Purchase Plan	☐	☐	☐

3.	Approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers		☐	☐	☐	☐	5.	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year ending December 31, 2014 and the determination of PwC’s remuneration by the Audit Committee of the Board of Directors	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M67590-P46533

NORWEGIAN CRUISE LINE HOLDINGS LTD.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2014

The undersigned hereby appoints Wendy A. Beck and Howard Flanders, and each of them, as proxies for the undersigned, each with full power of substitution and with the authority in each to act in the absence of the other, to represent and to vote on behalf of the undersigned all the ordinary shares of Norwegian Cruise Line Holdings Ltd. which the undersigned is entitled to vote if personally present at the Annual General Meeting of Shareholders to be held on April 24, 2014, and at any postponement or adjournment thereof, upon the proposals listed on the reverse side and all other matters coming before the meeting. The proposals listed on the reverse side are described in the Proxy Statement for the Annual General Meeting of Shareholders, which is being mailed to all shareholders of record as of the close of business on February 24, 2014.

This proxy, when properly signed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly signed and returned but no direction is given, this proxy will be voted “FOR” each of the nominees named in Proposal 1, “FOR” each of Proposals 2, 4 and 5 and “ONE YEAR” for Proposal 3. Whether or not direction is made, each of the proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual General Meeting of Shareholders or any postponement or adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE ORDINARY SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY CARD.

Continued and to be signed on reverse side